EXHIBIT 10.90

Contact Center Agreement
No. 20070105.006.C
Between
Startek, Inc.
And
AT&T Services, Inc.

*  Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission. An asterisk within brackets denotes omissions.

Contact Call Center Agreement
Startek General Agreement

1.0 Preamble	5
1.1 Preamble and Effective Date	5
1.2 Scope of Agreement	5
1.3 Term of Agreement	5
2.0 Definitions	5
2.1 Accept or Acceptance	5
2.2 Acceptance Date	5
2.3 Affiliate	6
2.4 Agreement	6
2.5 Call Center Services	6
2.6 Cancel or Cancellation	6
2.7 Deliver	6
2.8 CPI	6
2.9 Delivery Date	6
2.10 Documentation	6
2.11 Information	7
2.12 Laws	7
2.13 Liability	7
2.14 Material	7
2.15 Offshore Services	7
2.16 Order	7
2.17 Privacy Laws	7
“Privacy Laws” means Laws relating to data privacy, trans-border data flow or data protection.	7
2.18 SDN Blocked Persons List	7
2.19 Services	8
2.20 Specifications	8
2.21 Termination	8
2.22 Work	8
3.0 General Terms	8
3.1 Affiliate	8
3.2 Amendments and Waivers	8
3.3 Assignment	9
3.4 Cancellation and Termination	9
3.5 Codes of Conduct	10
3.6 Compliance with Laws	11
3.7 Government Contract Provisions	14
3.8 Conflict of Interest	14
3.9 Construction, Interpretation and Incidental Expenses	16
3.10 Cumulative Remedies	17
3.11 Delivery, Performance and Acceptance	17
3.12 Entire Agreement	17
3.13 Force Majeure	17
3.14 Governing Law	18
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek General Agreement

3.15 Indemnity	18
3.16 Information	20
3.17 Infringement of Third Party Intellectual Property Rights	21
3.18 Insurance	22
3.19 Invoicing and Payment	24
3.20 Licenses and Patents	26
3.21 Limitation of Liability	26
3.22 MBE/WBE/DVBE (and Appendices):	26
3.23 MBE/WBE/DVBE Cancellation:	26
3.24 [*]	27
3.25 Non-Exclusive Market	28
3.26 Notices	28
3.27 Orderly Transition	29
3.28 Price	29
3.29 Publicity	30
3.30 Quality Assurance	30
3.31 Records and Audits	30
3.32 Representatives	30
3.33 Severability	31
3.34 Survival of Obligations	31
3.35 Taxes	31
3.36 Third Party Administrative Services	32
3.37 Title to Work Products	33
3.38 Warranty	34
3.39 Work Orders	35
4.0 Special Terms	36
4.1 Access	36
4.2 Background Check	36
4.3 AT&T Electronic Privacy Policy	37
4.4 Customer Contact	37
4.5 Electronic Data Interchange (EDI)	38
4.6 Ethical Guidelines	38
4.7 Fraud — Slamming & Cramming	39
4.8 Independent Contractor	39
4.9 Information — Customer	40
4.10 Inspection of Work	42
4.11 Notice of Release of Information or Breach of Security	42
4.12 Offshore Transfer or Processing of AT&T Data.	42
4.13 Previous Services for AT&T	43
4.14 Reimbursable Expenses	44
4.15 Requirements for Access to AT&T’s System(s) and/or Databases:	44
4.16 Ownership of Hardware and Software	44
4.17 Subcontractors	44
4.18 Work Done By Others	45
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek General Agreement

Appendices	46
Appendix A — Description of Services and Deliverables	46
Appendix B — Price(s)	47
Appendix C — Prime Supplier MBE/WBE/DVBE Participation Plan	48
Appendix D — MBE/WBE/DVBE Results Report	51
Appendix E — Vendor Expense Policy — If Applicable	52
Appendix F — Additional Requirements	60
Appendix G — Worker Agreement	64
Appendix H — Quality Assurance Standards and Guidelines	67
Appendix I — Agreement Regarding Non-Employment Status with AT&T	73
Appendix AA — Background Checks	75
Exhibit A — AT&T Code of Conduct	79
Exhibit B — Texas Code of Conduct	81
Attachment 1. Business Continuity/Disaster Recovery Checklist	1
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
1.0 Preamble
1.1 Preamble and Effective Date
This Agreement, effective on the date when signed by the last Party (“Effective Date”), is between Startek, Inc., a Delaware corporation (hereinafter referred to as “Supplier”), and AT&T Services, Inc., a Delaware corporation (hereinafter referred to as “AT&T”), each of which may be referred to in the singular as “Party” or in the plural as “Parties.”
1.2 Scope of Agreement
Subject to the terms and conditions of this Agreement, Supplier shall provide to AT&T the Material and Services described in Appendix A, pursuant to and in conformance with Orders submitted by AT&T. The maximum applicable price for the Material and Services is specified in Appendix B. Supplier agrees that the Material and Services shall strictly conform to the Specifications contained herein or in an Order.
1.3 Term of Agreement
a.	This Agreement is effective on the date the last Party signs and, unless Terminated or Canceled as provided in this Agreement, shall remain in effect for three (3) year(s) (the “Initial Term”).

b.	After the Initial Term, this Agreement shall continue on a month-to-month basis until Terminated by either Party upon thirty (30) days prior written notice to the other setting forth the effective date of such Termination. The Termination, Cancellation or expiration of this Agreement shall not affect the obligations of either Party to the other Party pursuant to any Order previously executed hereunder, and the terms and conditions of this Agreement shall continue to apply to such Order as if this Agreement were still in effect.
2.0 Definitions
2.1 Accept or Acceptance
“Accept” or “Acceptance” means AT&T’s acceptance of the Material or Services ordered by AT&T and provided by Supplier as specified in the Section entitled Delivery, Performance, and Acceptance. AT&T’s Acceptance shall occur no earlier than Supplier’s Delivery of Material and/or Services in strict compliance with the Specifications.
2.2 Acceptance Date
“Acceptance Date” means the date on which AT&T Accepts Services.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
2.3 Affiliate
“Affiliate” means (i) a company, whether incorporated or not, which owns, directly or indirectly, a majority interest in either Party (a “parent company”), and (ii) a company, whether incorporated or not, in which a five percent (5%) or greater interest is owned, either directly or indirectly, by: (i) either Party or (ii) a parent company.
2.4 Agreement
“Agreement” means the written agreement between the Parties as set forth in this document and the attached appendices and shall include the terms of such other documents as they are incorporated by express reference in this document and the attached appendices.
2.5 Call Center Services
“Call Center Services” means the following services, which may include, but not be limited to: inbound and outbound customer care service, technical support, order processing, account maintenance, Third Party Verification (“TPV”), Interactive Voice Response (“IVR”) and general inbound and outbound telemarketing.
2.6 Cancel or Cancellation
“Cancel” or “Cancellation” means the occurrence by which either Party puts an end to this Agreement or Orders placed under this Agreement for breach by the other and its effect is the same as that of “Termination” and, except as otherwise provided for herein, the canceling Party also retains any remedy for breach of the whole Agreement or any unperformed balance.
2.7 Deliver
“Deliver or Delivery” means Supplier’s obligation to provide Services that strictly conform to the Specifications. Supplier shall be deeded to have completed Delivery when it causes the Services to strictly conform to the Specifications.
2.8 CPI
"CPI” means customer proprietary information.
2.9 Delivery Date
“Delivery Date” means the date on which the Parties agree Supplier is scheduled in this Agreement or an Order to complete its Delivery.
2.10 Documentation
“Documentation” includes user and system manuals, training materials in machine readable or printed form, and Supplier’s written Specifications.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
2.11 Information
“Information” means all ideas, discoveries, documents, prints, tapes, disks, data programs, concepts, know-how, trade secrets, techniques, designs, specifications, drawings, sketches, models, manuals, samples, tools, computer programs, technical information, and other confidential business, customer or personnel information or data, whether provided orally, in writing, or through electronic or other means.
2.12 Laws
“Laws” shall have the meaning specified in the Section, Compliance with Laws.
2.13 Liability
“Liability” means all losses, damages, expenses, costs, penalties, fines, and fees, including reasonable attorneys’ fees and consulting fees, arising from or incurred in connection with a claim or cause of action related to performance or omission of acts under this Agreement or any Order, including, but not limited to, claims or causes of actions brought by third parties.
2.14 Material
“Material” means a unit of equipment, apparatus, components, tools, supplies, material, Documentation, or Software purchased or licensed hereunder by AT&T or provided by Supplier in connection with the Services provided hereunder.
2.15 Offshore Services
"Offshore Services” has the meaning given to it in Section 4.12.
2.16 Order
“Order” means such purchase orders, work orders, forms, memoranda or other written or electronic communications as may be delivered to Supplier for the purpose of ordering Material and Services hereunder.
2.17 Privacy Laws
“Privacy Laws” means Laws relating to data privacy, trans-border data flow or data protection.
2.18 SDN Blocked Persons List
"SDN Blocked Persons List” means the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury, as it is updated, or such other list of the United States as may replace, or be of similar subject matter to, the Specially Designated Nationals and Blocked Persons list.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
2.19 Services
“Service(s)” means any and all labor or service provided in connection with this Agreement or an applicable Order, including, but not limited to, consultation, engineering, installation, removal, maintenance, training, technical support, repair and Call Center Services. The term “Service” shall also include any Material, including any documentation, provided by Supplier in connection with providing the Services.
2.20 Specifications
“Specifications” means (i) Supplier’s applicable specifications and descriptions, including any warranty statements, and (ii) AT&T’s requirements, specifications, and descriptions specified in, or attached to, this Agreement or an applicable Order, which shall control over an inconsistency with Supplier’s specifications and descriptions.
2.21 Termination
“Termination” means the occurrence by which either Party, pursuant to the provisions or powers of this Agreement or laws and regulations, puts an end to this Agreement and/or Orders placed under this Agreement other than for breach. On Termination all executory obligations are discharged, but any right based on breach of performance survives except as otherwise provided herein.
2.22 Work
“Work” means all Material and Services, collectively, that Supplier is supplying pursuant to Orders placed under this Agreement.
3.0 General Terms
3.1 Affiliate
Supplier agrees that an Affiliate may place Orders with Supplier which incorporate the terms and conditions of this Agreement, and that the term “AT&T” shall be deemed to refer to an Affiliate, when an Affiliate places an Order with Supplier under this Agreement. An Affiliate will be responsible for its own obligations, including, but not limited to, all charges incurred in connection with such Order. The Parties agree that nothing in this Agreement will be construed as requiring AT&T to indemnify Supplier, or to otherwise be responsible, for any acts or omissions of an Affiliate, nor shall anything in this Agreement be construed as requiring an Affiliate to indemnify Supplier, or to otherwise be responsible, for the acts or omissions of AT&T.
3.2 Amendments and Waivers
This Agreement and any Orders placed hereunder may be amended or modified only through a subsequent written document signed by the Parties; provided that AT&T may, at any time, make changes to the scope of Work, and Supplier shall not unreasonably withhold or condition its consent. An equitable adjustment shall be made if such change substantially affects the time of performance or the cost of the Work to be performed under this Agreement. Such cost adjustment shall be made on the basis of the actual cost of the Work, unless otherwise agreed in writing. No course of dealing or failure of either Party to strictly enforce any term, right or condition of this Agreement shall be construed as a general waiver or relinquishment of such term, right or condition. A waiver by either Party of any default shall not be deemed a waiver of any other default.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
3.3 Assignment
Supplier shall not assign any right or interest under this Agreement or delegate or subcontract any Work or other obligation to be performed or owed under this Agreement without the prior written consent of AT&T. All Work performed by Supplier’s subcontractor(s) at any tier shall be deemed Work performed by Supplier.
Neither Party may assign, delegate, subcontract or otherwise transfer its rights or obligations under this Agreement, except with the prior written consent of the other Party; provided, however, that AT&T will have the right to assign this Agreement to any Affiliate without securing the consent of Supplier, and both Parties may assign their respective right to receive money due hereunder. Any assignment or transfer for which consent is required hereby and which is made without such consent will be void. It is expressly agreed that any assignment of money will be void if (i) the assignor fails to give the non-assigning Party at least thirty (30) days prior written notice, or (ii) the assignment imposes or attempts to impose upon the non-assigning Party additional costs or obligations in addition to the payment of such money, or (iii) the assignment attempts to preclude AT&T from dealing solely and directly with Supplier in all matters pertaining to this Agreement, or (iv) the assignment denies, alters or attempts to alter any of the non-assigning Party’s rights hereunder.
3.4 Cancellation and Termination
a.	Cancellation:
1.	If either Party fails to cure a material default under this Agreement or applicable Order within thirty (30) days after written notice, then, in addition to all other rights and remedies, the Party not in default may Cancel this Agreement and/or the Order under which the default occurred. Notwithstanding anything else in this Agreement, if the material default is a breach of the Compliance with Laws Section of this Agreement, the Party not in default may, upon providing written notice, Cancel the Agreement immediately. Additional provisions for Cancellation of Orders hereunder are set forth in this Agreement.
2.	If Supplier is the Party in default, AT&T may Cancel any Orders which may be affected by Supplier’s default without any financial obligation or Liability on the part of AT&T whatsoever, except to pay for the value of any Materials and/or Services retained by AT&T. If AT&T elects to return any Material, or reject any Services, Supplier shall be responsible for, and shall reimburse AT&T for any cost incurred in connection with promptly returning Material and restoring AT&T’s site to its original condition. Supplier shall also promptly refund amounts, if any, previously paid by AT&T for such Material and/or Services. Upon removal and restoration and AT&T’s receipt of any such reimbursement and refund, title to any such Materials, which had previously passed to AT&T, shall revert to Supplier.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
b.	Termination:

AT&T may Terminate this Agreement or any Order in whole or in part, at any time, upon written notice to Supplier. In such event, or if Supplier Cancels this Agreement or Order as a result of AT&T’s failure to cure a material default, AT&T shall pay Supplier its actual and direct costs incurred to provide the Materials and Services ordered by AT&T but no more than a percentage of the Services performed or Materials Delivered, less reimbursements, including salvage or resale value, of Materials or Services affected. If requested, Supplier agrees to substantiate such costs with proof satisfactory to AT&T. In no event shall AT&T’s Liability exceed the price of any Materials or Services Ordered hereunder, provided that AT&T shall have no Liability for Materials not specially manufactured for AT&T pursuant to any Order which is Terminated at least thirty (30) days prior to the Delivery Date. After the receipt of AT&T’s payment for any Services, Supplier shall deliver the physical embodiments, if any, of such Services. The foregoing statement of AT&T’s Liability states the entire Liability of AT&T and Supplier’s sole remedy for AT&T’s Termination for convenience, or Supplier’s Cancellation for material default.

c.	Partial Cancellation and Termination:

Where a provision of this Agreement or the applicable Laws permit AT&T to Terminate or Cancel an Order, such Termination or Cancellation may, at AT&T’s option, be either complete or partial. In the case of a partial Termination or Cancellation AT&T may, at its option, accept a portion of the Materials or Services covered by an Order and pay Supplier for such Materials or Services at the unit prices set forth in such Order. The right to Cancel an Order shall also include the right to Cancel any other related Order.

d.	The Termination, Cancellation or expiration of this Agreement shall not affect the obligations of either Party to the other Party pursuant to any Order previously executed hereunder, and the terms and conditions of this Agreement shall continue to apply to such Order as if this Agreement were still in effect.
3.5 Codes of Conduct
a.	Supplier agrees to comply with AT&T’s Code of Conduct (“AT&T Code”), attached as Exhibit A. Further, for all contacts with consumer and/or businesses in Texas, Supplier agrees to comply with the Code of Conduct contained in the Texas Substantive Rules Applicable to Telecommunications Service Providers (“Texas Code”), attached as Exhibit B.

b.	Supplier further agrees that its officers, and all employees and agents (if any) with responsibility for any customer contact shall be trained on and agree in writing to be bound by the terms of the AT&T Code and the Texas Code of Conduct.

c.	Before allowing an employee or agent to make and customer contact on behalf of AT&T Texas, Supplier agrees to train each employee and agent on the provisions of the AT&T Code and the Texas Code, and to obtain signed acknowledgement by the employee and/or agent of his/her training on, review and understanding of the AT&T Code and the Texas Code.

d.	Employees and agents not selling to customers in Texas are not required to be trained on the Texas Code. Supplier will maintain employee- and agent-specific records of training, including dates trained and the identity of the trainer, and will provide AT&T Texas with copies of such records upon request. All training will be repeated annually for each employee and agent.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
e.	Supplier shall not permit any employee to contact Texas consumers and/or businesses on behalf of AT&T Texas unless and until (s)he completes successfully all training. Supplier will ensure that its employees use Company scripting in all sales.
3.6 Compliance with Laws
a.	Compliance by Supplier. Supplier represents and warrants that, with respect to the provision of the Services and the performance of its other legal and contractual obligations hereunder, it is and shall be in compliance with all applicable Laws on the Effective Date and shall remain in compliance with such Laws for the entire term of this Agreement, including identifying and procuring applicable permits, certificates, approvals and inspections required under such Laws. If a charge of non-compliance by Supplier with any such Laws occurs, Supplier shall promptly notify AT&T of such charge. Notwithstanding anything to the contrary contained herein, Supplier shall at all times during the term of this Agreement provide the Services solely from geographic regions from which Supplier is permitted under United States Law to provide the Services and from which AT&T is permitted under United States Law to receive the Services.

b.	Compliance with FCC Docket No. 96-115. Notwithstanding and without limiting any other provisions of this Agreement, Supplier represents and warrants that, with respect to the provision of the Services and the performance of its other legal and contractual obligations hereunder, it shall be in compliance with any Laws based on 47 U.S.C. § 222 (including the rules and orders issued from Federal Communications Commission’s (“FCC”) CC Docket No. 96-115) and any Laws addressing similar subject matters, and shall remain in compliance with such Laws for the entire term of this Agreement, including identifying and procuring applicable permits, certificates, approvals and inspections required under such Laws.

c.	Compliance Data and Reports. Supplier shall provide AT&T with data and reports in Supplier’ possession necessary for AT&T to comply with all Laws applicable to the Services.

d.	Software, Equipment, Systems and Materials Compliance. Supplier covenants that the Software, Equipment, Systems and Materials owned, provided or used by Supplier in providing the Services are in compliance with all applicable Laws on the Effective Date and shall remain in compliance with such Laws for the entire term of this Agreement.

e.	Notice of Laws. Supplier shall notify AT&T of any Laws and changes in Laws applicable to the provision of the Services and shall identify the impact of such Laws and changes in Laws on Supplier’ performance and AT&T’s receipt and use of such Services. Supplier also shall maintain familiarity with the legal and regulatory requirements applicable specifically to the provision of telecommunication, data, information and other services by AT&T and the eligible recipients and shall bring additional or changed requirements to AT&T’s attention. Subject to its non-disclosure obligation under other customer contracts, Supplier shall make commercially reasonable efforts to obtain information regarding such requirements from other customer engagements and to communicate such information to AT&T in a timely manner. With respect to those Laws applicable to AT&T or the eligible recipients as providers of telecommunication, data, information, or other services, AT&T shall retain the right, in its sole discretion, to interpret and determine the impact of such Laws on the Services to be provided by Supplier. At AT&T’s request, Supplier Personnel shall participate in AT&T provided regulatory compliance training programs.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
f.	AT&T Notice of Laws. AT&T shall notify Supplier of any changes of Laws specific to the External Performance Measures as AT&T becomes aware of such changes of Laws and to the extent such notification was provided internally before the Commencement Date to the Transitioned Personnel or AT&T business units responsible for performing the services replaced by the Service in accordance with applicable related law.

g.	Changes in Laws. Supplier shall, at its own expense, comply with all Laws and changes in Laws (including Laws specifically applicable to AT&T or the eligible recipients as providers of telecommunication services to the extent Supplier receives notice of such Laws from AT&T or as otherwise provided in this Section 3.6) and shall implement upon AT&T approval any necessary modifications to the Services prior to the deadline imposed by the regulatory or governmental body having jurisdiction for such requirement or change.

h.	Compliance with Data Privacy Laws. Without limiting any other provisions of this Agreement, with respect to any AT&T Personal Data, Supplier shall comply with all Laws under applicable Privacy Laws (as well as Laws with respect to any CPNI or CPI). Supplier shall also provide AT&T with such assistance as AT&T may reasonably require to fulfill its responsibilities under the respective applicable Privacy Laws. In addition, Supplier shall comply with all applicable AT&T Privacy Policies, as amended from time to time. Such laws may be referenced at http://att.sbc.com/gen/privacy-policy?pid=2506.

i.	Compliance with Export Control Laws. The Parties expressly acknowledge their obligation to comply with all applicable Laws regarding export from the United States of computer hardware, software, technical data or derivatives thereof, as such Laws may be modified from time to time. In their respective performance of the activities contemplated under this Agreement, neither party will directly or indirectly export (or re-export) any computer hardware, software, technical data or derivatives of such hardware, software or technical data, or permit the shipment of same: (a) into any country to which the United States has embargoed goods; (b) to anyone on the U.S. Treasury Department’s List of Specially Designated Nationals, List of Specially Designated Terrorists or List of Specially Designated Narcotics Traffickers, or the U.S. Commerce Department’s Denied Parties List; or (c) to any country or destination for which the United States government or a United States governmental agency requires an export license or other approval for export without first having obtained such license or other approval. Each Party will reasonably cooperate with the other and will provide to the other promptly upon request any end-user certificates, affidavits regarding re-export or other certificates or documents as are reasonably requested to obtain approvals, consents, licenses and/or permits required for any payment or any export or import of products or services under this Agreement. To the extent within Supplier’ control, Supplier shall be responsible for, and shall coordinate and oversee, compliance with such export Laws in respect of such items exported or imported hereunder. This Section 3.6(i) shall not relieve Supplier of its obligation to perform the Services as provided herein, but such performance shall be undertaken in a manner complying with such Laws. Further, a change of any such Law shall not constitute a force majeure event pursuant to Section
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
3.13. The provisions of this Section 3.6(i) will survive the expiration or termination of this Agreement for any reason.
j.	FCPA Compliance. Without limiting any other provision of this Agreement, in all activities associated with the performance of the Services, Supplier shall perform in a manner consistent with the requirements of the FCPA. The FCPA prohibits the payment or offering anything of value to a government official or political party or candidate for the purpose of corrupting the exercise of an individual’s duties and attempting to influence that individual to provide or retain business. AT&T may, from time to time, in its sole discretion, require that Supplier sign a certification statement providing that, in performing the Services, (i) Supplier has complied with and will continue to comply with the FCPA; (ii) Supplier has not made or caused to be made any offer or payment, directly or indirectly, to any government official or political party or candidate; (iii) Supplier has otherwise engaged in no activity which would result in a violation by AT&T of the FCPA; and (iv) such other representation to AT&T as AT&T deems necessary to ensure compliance with the FCPA.

k.	Executive Order Compliance. Supplier’ obligation to comply with all Laws includes the procurement of permits, certificates, approvals, inspections and licenses, when needed, in the performance of this Agreement.

l.	Responsibility. Supplier shall be responsible for any fines or penalties imposed on Supplier, AT&T or the eligible recipients resulting from any failure of Supplier or its Subcontractors to comply with applicable Laws or respond in a timely manner to changes in such Laws.

m.	Termination. In the event that there is any change in Laws that results in AT&T incurring significantly increased charges in accordance with this Agreement or otherwise significantly affects Supplier’ ability to perform the Services, then AT&T may at its option terminate this Agreement by giving Supplier at least thirty (30) days prior notice and designating a date upon which such termination shall be effective. Supplier shall not be entitled to Termination for Convenience Charges in connection with a termination on this basis.

n.	Other Compliance. Notwithstanding the provisions further stated in this Agreement, Supplier is obligated to comply with the Federal Trade Commission (“FTC”) Telemarketing Sales Rules under §16CFR Part 310 as well as the FCC Telephone Consumer Protection Act (“TCPA”). Supplier agrees to follow all federal, state and local regulatory laws, rules and guidelines and shall notify AT&T immediately of any instances of noncompliance thereof.

o.	Indemnity. Supplier shall defend, indemnify and hold the AT&T harmless from and against any and all loss, cost, damage or liability, including but not limited to reasonable attorneys fees and costs, arising from or in connection with any failure of Supplier or any of its agents, contractors or subcontractors to so comply with any applicable law, tariff, rule or order. Supplier will notify AT&T of any lawsuit or any complaint, including any inquiry of any federal or state government agency, alleging any violation of or non-compliance with any law, tariff, rule or order including, but not limited to, the Telemarketing Rules. Any failure by Supplier or any of its agents, contractors or subcontractors to comply with any law, tariff, rule or order shall constitute a material breach of this Agreement and grounds for immediate Cancellation of this Agreement by AT&T.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
p.	No Additional Charges. Supplier shall perform the obligations of Supplier under this Section 3.6 at no additional charge to AT&T.
3.7 Government Contract Provisions
a.	To the extent that Supplier’s performance is subject to certain executive orders (including E.O. 11246 and E.O.13201) and statutes (including Section 503 of the Rehabilitation Act of 1973, as amended; the Vietnam Era Veteran’s Readjustment Assistance Act of 1974; and the Jobs for Veterans Act) pertaining to government contractors, Supplier shall:
1.	comply with such executive orders and statutes, and their implementing regulations, as amended from time to time; and
2.	fulfill the obligations of a contractor under the clauses incorporated by this Section.
b.	This Section incorporates the following clauses:
1.	“Affirmative Action For Workers With Disabilities” (at 48 CFR 52.222-36);

2.	“Employment Reports On Special Disabled Veterans, Veterans Of The Vietnam Era, and Other Eligible Veterans” (at 48 CFR 52.222-37);

3.	“Equal Employment Opportunity” (at 48 CFR 52.522-26);

4.	“Equal Employment Opportunity Clause “ (at 41 CFR §60-1.4(a));

5.	“Equal Opportunity For Special Disabled Veterans And Veterans of the Vietnam Era” (at 41 CFR §60-250.5);

6.	“Equal Opportunity For Special Disabled Veterans, Veterans Of The Vietnam Era, And Other Eligible Veterans” (at 48 CFR 52.222-35);

7.	“Equal Opportunity For Workers With Disabilities” (at 41 CFR §60-741.5);

8.	“Notice Of Employee Rights Concerning Payment Of Union Dues Or Fees” (at 29 CFR § 470.2);

9.	“Notification Of Employee Rights Concerning Payment Of Union Dues Or Fees” (at 48 CFR 52.222-39).

10.	“Prohibition of Segregated Facilities” (at 48 CFR 52.522-21);

11.	“Small Business Subcontracting Plan” (at 48 CFR 52.219-9); and

12.	“Utilization Of Small Business Concerns” (at 48 CFR 52.219-8).
c.	If an Order includes a statement that performance is intended for a government contract and incorporates additional government contracting provisions, Supplier shall also fulfill the obligations of a contractor or offeror under those additional provisions.
3.8 Conflict of Interest
a.	In the event Supplier provides Services during the term of this Agreement to any person, firm or entity which provides Call Center Services, other than corporate affiliates of AT&T, including without limitation any telecommunications companies (local or long distance) or their affiliates, (“Competitors”), Supplier shall notify AT&T of such potential conflicts and shall pursue the following safeguards during the term of this Agreement.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
1.	In the event Supplier operates out of more than one call center, any activities performed for a Competitor shall be performed out of a different call center from which Supplier is performing Call Center Services on behalf of AT&T. In the event Supplier operates out of one call center, Supplier shall ensure all personnel providing Services hereunder are physically segregated (through secured access) from personnel providing services on behalf of a Competitor.
In addition, Supplier agrees to perform the Work:
•	With separate management structures on AT&T projects.

•	In independent database facilities/MIS staff.

•	Service representatives (“SR”) on AT&T’s projects shall not share break rooms with SRs on projects for other local and long-distance carriers, cable television service providers, internet service providers, DSL service providers, pager service providers, or cellular/wireless service providers.

•	Both Supplier’s management and SR employees who worked on AT&T programs shall not work on competitive telemarketing for local or long distance carriers, cable television service providers, internet service providers, DSL service providers, pager service providers, or cellular/wireless service providers that is similar to the Services performed for AT&T, for a minimum of twelve (12) months upon completion of Services subject to this Agreement.
2.	Supplier shall initiate and maintain strict building security for the protection of AT&T’s information while in Supplier’s control and shall limit access to operating areas and information to those with a need for such access. Such security procedures shall be subject to inspection and approval by AT&T.

3.	No SR, supervisor or account manager having any staff or oversight role with respect to call center personnel performing services on behalf of a competitor may have any strategic or creative role with respect to Services performed on behalf of AT&T. No SR, supervisor, account manager having any staff or oversight role with respect to Call Center personnel performing services on behalf of AT&T may have any strategic or creative role with respect to Services performed on behalf of a Competitor.

4.	No information, including but not limited to information furnished to Supplier in connection with this Agreement and the request for proposal, shall be shared between Supplier’s Call Center personnel, managers, supervisors or executives who are involved both in this Agreement and Supplier’s agreement with a competing provider of telecommunications or telecommunications related services.

5.	All information regarding AT&T’s programs, performance, procedures, scripts, data and methodologies will be regarded as Confidential Information and shall not be shared with competing programs.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
b.	If at any time during the period of this Agreement Supplier fails to comply with the safe guards set forth in paragraph a above or if Supplier, its parent company or any of its affiliates seeks permission from the appropriate regulatory authority to offer or otherwise commences procedures to provide telecommunications services in competition with AT&T or any of its affiliates, Supplier shall immediately notify AT&T. Upon receipt of such notice AT&T may, at its sole reasonable discretion, terminate this Agreement without further notice or Liability to Supplier other than amounts due for services performed as of the effective termination date.

c.	Supplier represents and warrants that no officer, director, employee, or agent of AT&T has been or will be employed, retained or paid a fee, or otherwise has received or will receive any personal compensation or consideration, by or from Supplier or any of Supplier’s officers, directors, employees, or agents in connection with the obtaining, arranging, or negotiation of this Agreement or other documents entered into or executed in connection with this Agreement.
3.9 Construction, Interpretation and Incidental Expenses
a.	The language of this Agreement shall in all cases be construed simply, as a whole and in accordance with its fair meaning and not strictly for or against any Party. The Parties agree that this Agreement has been prepared jointly and has been the subject of arm’s length and careful negotiation. Each Party has been given the opportunity to independently review this Agreement with legal counsel and other consultants, and each Party has the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions. Accordingly, in the event of an ambiguity in or dispute regarding the interpretation of this Agreement, the drafting of the language of this Agreement shall not be attributed to either Party.

b.	Article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. The use of the word “include” shall mean “includes, but is not limited to.” The singular use of words shall include the plural and vice versa. All obligations and rights of the Parties are subject to modification as the Parties may specifically provide in an Order. “Services” and “Software” shall be treated as “goods” for purposes of applying the provisions of the Uniform Commercial Code (“UCC”). If there is an inconsistency or conflict between the terms in this Agreement and in an Order, the terms in the Order shall take precedence for that Order only.

c.	Except as expressly provided otherwise in this Agreement or in an Order, expenses that Supplier incurs in providing Material and/or performing Services as well as all of Supplier’s other obligations hereunder and the cost of all related products, equipment and work necessary for AT&T to use the Material and/or Services for their intended purpose are included in Supplier’s prices for such Materials and Services. Accordingly, in no event are such Supplier expenses or costs separately reimbursable by AT&T. Supplier shall immediately notify AT&T if Supplier knows or has reason to believe that AT&T has been or will be required, as a result of activity arising out of or related to this Agreement, by any court or administrative agency of the United States or any state or by any legal process, to respond to any subpoena, search warrant, discovery or other directive under the authority of such court, administrative agency or process in connection with any proceeding or investigation in which Supplier or any of its Affiliates, officers, directors, agents, employees, or subcontractors is involved. Whether or not such notice is given by Supplier, if AT&T is not a party to such proceeding, Supplier shall assist AT&T in AT&T’s attempt to reduce the burdens of compliance with any such directive, and, Supplier shall
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
reimburse any and all reasonable expenses incurred by AT&T and its Affiliates in complying with any such directive, including, but not limited to, attorneys’ fees, travel and lodging expenses and an hourly labor rate as determined by AT&T, in its sole discretion, to estimate consistent with Generally Accepted Accounting Principles and Practices (“GAAP”) the fully-loaded hourly compensation and benefits payable to employees or agents for all time spent by them in responding to such matters. If not reimbursed within thirty (30) days after AT&T’s invoice therefore, AT&T may deduct, set-off or recoup such expenses from any payments to Supplier under this Agreement or any other agreement with AT&T or its Affiliates.
3.10 Cumulative Remedies
Except as specifically identified as a Party’s sole remedy, any rights of Cancellation, Termination, Liquidated Damages or other remedies prescribed in this Agreement, are cumulative and are not exclusive of any other remedies to which the injured Party may be entitled. Neither Party shall retain the benefit of inconsistent remedies.
3.11 Delivery, Performance and Acceptance
Services performed by Supplier shall be deemed to be Accepted by AT&T when Services are performed to AT&T’s satisfaction. Payments, including progress payments, if any, shall not be construed as Acceptance of Services performed up to the time of such payments. AT&T shall notify Supplier of any Services considered to be unsatisfactory. Supplier shall, at no charge to AT&T, take prompt action to correct such unsatisfactory Services. If such unsatisfactory Services have not been corrected within a reasonable time (not to exceed [*] working days from date of notification), AT&T may, in addition to all other rights and remedies provided by law or this Agreement, Cancel this Agreement and/or any affected Order.
3.12 Entire Agreement
The terms contained in this Agreement and in any Orders, including all exhibits, appendices and subordinate documents attached to or referenced in this Agreement or in any Orders, constitute the entire integrated Agreement between Supplier and AT&T with regard to the subject matter contained herein. This Agreement supersedes all prior oral and written communications, agreements and understandings of the Parties, if any, with respect hereto. Acceptance of Material or Services, payment or any inaction by AT&T, shall not constitute AT&T’s consent to or Acceptance of any additional or different terms from those stated in this Agreement, except for terms in an Order inserted by AT&T and signed by both Parties. Estimates furnished by AT&T are for planning purposes only and shall not constitute commitments. Supplier covenants never to contend otherwise. No oral promises or statements have induced either Party to enter into this Agreement.
3.13 Force Majeure
a.	A Party is excused from performing its obligations under this Agreement or any Order if, to the extent that, and for so long as:
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
such Party’s performance is prevented or delayed by an act or event (other than economic hardship, changes in market conditions, insufficiency of funds, or unavailability of equipment and supplies) that is beyond its reasonable control and could not have been prevented or avoided by its exercise of due diligence; and

such Party gives written notice to the other Party, as soon as practicable under the circumstances, of the act or event that so prevents such Party from performing its obligations.

b.	By way of illustration, and not by limitation, acts or events that may prevent or delay performance (as contemplated by this section) include: acts of God or the public enemy, acts of civil or military authority, terrorists acts, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, and labor disputes (even if AT&T is involved in the labor dispute).

c.	If Supplier is the Party whose performance is prevented or delayed, AT&T may elect to:
i.	Terminate, in whole or in part, the Agreement and the affected Order, without any liability to Supplier, or

ii.	suspend the Agreement and the affected Order or any part thereof for the duration of the delay; and (at AT&T’s option) obtain Material and Services elsewhere and deduct from any commitment, under such Agreement or Order, the quantity of the Material and Services obtained elsewhere or for which commitments have been made elsewhere; and resume performance under such Agreement or Order when Supplier resumes its performance; and (at AT&T’s option) extend any affected Delivery Date or performance date up to the length of time Supplier’s performance was delayed or prevented. If AT&T does not give any written notice, within thirty (30) days after receiving notice under this Section that Supplier’s performance has been delayed or prevented, this option (ii) will be deemed to have been selected.
3.14 Governing Law
This Agreement and its performance and all disputes between the Parties of any nature whatsoever arising out of or in connection with the subject matter hereof shall be governed by the Laws of the State of Texas exclusive of its choice of law provisions. The United Nations Convention on Contracts for the International Sales of Goods shall not apply to this Agreement
3.15 Indemnity
a.	TO THE FULLEST EXTENT PERMITTED BY LAW, SUPPLIER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS AT&T AND ITS AFFILIATES (INCLUDING THEIR EMPLOYEES, OFFICERS, DIRECTORS, AGENTS AND CONTRACTORS) AGAINST ANY LIABILITY ARISING FROM OR INCIDENTAL TO SUPPLIER’S OBLIGATIONS UNDER THIS AGREEMENT OR THE MATERIAL OR SERVICES PROVIDED BY SUPPLIER, INCLUDING (i) INJURIES TO PERSONS, INCLUDING DEATH OR DISEASE, (ii) DAMAGES TO PROPERTY, INCLUDING THEFT, (iii) SUPPLIER’S FAILURE TO COMPLY WITH ALL LAWS, AND (iv) LIENS ON AT&T’S PROPERTY.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
b.	IT IS THE INTENT OF THE PARTIES THAT THIS INDEMNITY APPLY REGARDLESS OF WHETHER OR NOT SUCH LIABILITY WAS CAUSED IN PART BY AT&T’S OWN NEGLIGENCE OR THAT OF THE OTHER PARTIES INDEMNIFIED UNDER THIS SECTION, EXCLUDING ONLY ANY LIABILITY ARISING FROM THE SOLE NEGLIGENCE OF AT&T. THIS INDEMNITY SHALL SURVIVE THE DELIVERY, INSPECTION AND ACCEPTANCE OF THE MATERIAL OR SERVICES.

c.	IF ANY SERVICES PERFORMED IN OHIO OR ANY OTHER STATE WHICH PROVIDES EMPLOYER IMMUNITY FROM EMPLOYEE CLAIMS UNDER WORKERS COMPENSATION STATUTES OR SIMILAR LAWS, STATUTES OR CONSTITUTIONAL PROVISIONS, IT IS EXPRESSLY AGREED THAT SUPPLIER HEREBY WAIVES ANY IMMUNITY FROM ITS OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS AT&T AND ITS AFFILIATES AGAINST ANY CLAIMS BY EMPLOYEES OF SUPPLIER, WHICH IMMUNITY WOULD OTHERWISE ARISE BY OPERATION OF SUCH LAW, STATUTE OR CONSTITUTIONAL PROVISION (In Ohio, Ohio Revised code 4123.74 and 4123.741 and Section 35, Article, II, Ohio Constitution).

d.	AT&T SHALL NOTIFY SUPPLIER WITHIN A REASONABLE PERIOD OF TIME OF ANY WRITTEN CLAIM, DEMAND, NOTICE OR LEGAL PROCEEDINGS (“CLAIM”) FOR WHICH SUPPLIER MAY BE RESPONSIBLE UNDER THIS INDEMNITY OBLIGATION. A DELAY IN NOTICE SHALL NOT RELIEVE SUPPLIER OF ITS INDEMNITY OBLIGATION, EXCEPT TO THE EXTENT SUPPLIER CAN SHOW IT WAS PREJUDICED BY THE DELAY.

e.	SUPPLIER SHALL ASSUME, AT ITS EXPENSE, THE SOLE DEFENSE OF THE CLAIM THROUGH COUNSEL SELECTED BY SUPPLIER AND SHALL KEEP AT&T FULLY INFORMED AS TO THE PROGRESS OF SUCH DEFENSE. UPON REASONABLE REQUEST OF SUPPLIER AND AT SUPPLIER’S EXPENSE, AT&T SHALL COOPERATE WITH SUPPLIER IN THE DEFENSE OF THE CLAIM. AT ITS OPTION AND EXPENSE, AT&T MAY RETAIN OR USE SEPARATE COUNSEL TO REPRESENT IT, INCLUDING IN-HOUSE COUNSEL. SUPPLIER SHALL MAINTAIN CONTROL OF THE DEFENSE, EXCEPT THAT IF THE SETTLEMENT OF A CLAIM WOULD ADVERSELY AFFECT AT&T, SUPPLIER MAY SETTLE THE CLAIM AS TO AT&T ONLY WITH ITS CONSENT, WHICH CONSENT SHALL NOT BE WITHHELD OR DELAYED UNREASONABLY. SUPPLIER SHALL PAY THE FULL AMOUNT OF ANY JUDGMENT, AWARD OR SETTLEMENT WITH RESPECT TO THE CLAIM AND ALL OTHER EXPENSES RELATED TO THE RESOLUTION OF THE CLAIM, INCLUDING COSTS, INTEREST AND REASONABLE ATTORNEYS’ FEES. IF AT&T IS REQUIRED TO TAKE ANY ACTION TO ENFORCE ITS INDEMNITY RIGHTS UNDER THIS AGREEMENT, OR TO ASSUME THE DEFENSE OF ANY CLAIM FOR WHICH IT IS ENTITLED TO RECEIVE AN INDEMNITY UNDER THIS AGREEMENT, BECAUSE OF SUPPLIER’S FAILURE TO PROMPTLY ASSUME SUCH DEFENSE, THEN AT&T MAY ALSO RECOVER FROM SUPPLIER ANY REASONABLE ATTORNEYS’ FEES (INCLUDING COST OF IN-HOUSE COUNSEL AT MARKET RATES FOR ATTORNEYS OF SIMILAR EXPERIENCE) AND OTHER COSTS OF ENFORCING ITS INDEMNITY RIGHTS OR ASSUMING SUCH DEFENSE.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
f.	SUPPLIER AGREES NOT TO IMPLEAD OR BRING ANY ACTION AGAINST AT&T OR AT&T’S EMPLOYEES BASED ON ANY CLAIM BY ANY PERSON FOR PERSONAL INJURY OR DEATH THAT OCCURS IN THE COURSE OR SCOPE OF EMPLOYMENT OF SUCH PERSON BY SUPPLIER AND RELATES TO SUPPLIER’S PERFORMANCE UNDER THIS AGREEMENT.
3.16 Information
a.	During the course of this Agreement AT&T, may provide Supplier with information that AT&T wishes to be treated confidentially. “Confidential Information” means any information or data disclosed by AT&T (“Disclosing Party”) to Supplier (the “Recipient”) that (i) if in tangible form or other media that can be converted to readable form is clearly marked as confidential, proprietary or private when disclosed or (ii) if oral or visual, is identified as confidential, proprietary or private when disclosed and is summarized in a writing so marked and delivered within ten days following such disclosure.

b.	Confidential Information also includes any information, including, but not limited to data files, customer lists, correspondence and other records, and service availability, furnished to Supplier orally, visually or in writing under or in contemplation of this Agreement, or to which Supplier has access through performance of this Agreement including, without limitation, information maintained pursuant to Section, Retention of Records of Appendix F attached hereto.

c.	The terms Disclosing Party and Recipient include each Party’s corporate affiliates that disclose or receive Confidential Information. The rights and obligations of the parties hereto therefore also shall inure to such affiliates and may be directly enforced by or against such affiliates.

d.	The Recipient shall:
1.	use the Confidential Information only for the purposes of this Agreement;
2.	restrict disclosure of the Confidential Information to employees of the Recipient and its affiliates with a “need to know” and not disclose it to any other person or entity without the prior written consent of the Disclosing Party;
3.	advise those employees who have access to the Confidential Information of their obligations with respect thereto; and
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
4.	copy the Confidential Information only as necessary for those employees who are entitled to receive it, and ensure that all confidentiality notices are reproduced in full on such copies. For purposes of this Agreement, “employees” includes third parties retained by the parties for temporary administrative, clerical or programming support. A “need to know” means that the employee requires the Confidential Information to perform her or her responsibilities in connection with this Agreement.
e.	The obligations of this section shall not apply to Confidential Information that the Recipient can demonstrate:
1.	is or becomes available to the public through no breach of this Agreement;

2.	was previously known by the Recipient without any obligation to hold it in confidence;

3.	is received from a third party free to disclose such information without restriction;

4.	is independently developed by the Recipient without the use of Confidential Information of the Disclosing Party;

5.	is approved for release by written authorization of the Disclosing Party, but only to the extent of such authorization;

6.	is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; or

7.	is disclosed in response to a valid order of a court of other governmental body of the United States or any political subdivisions thereof, but only to the extent of and for the purposes of such order, and only if the Recipient first notifies the Disclosing Party of the order and permits the Disclosing Party to seek an appropriate protective order.
f.	Supplier agrees that an impending or existing violation of these confidentiality provisions would cause the Disclosing Party irreparable injury for which it would have no adequate remedy at law, and agree that the Disclosing Party shall be entitled to seek immediate injunctive relief prohibiting such violation, in addition to any other rights and remedies available to it.
3.17 Infringement of Third Party Intellectual Property Rights
a.	Supplier agrees to defend, indemnify and hold AT&T harmless from and against any Liability, including increased damages for willful infringement, that may result by reason of any infringement, or claim of infringement, of any trade secret, patent, trademark, copyright or other proprietary interest of any third party based on the normal use or installation of any Material or Services furnished to AT&T.

b.	Supplier represents and warrants that it has made reasonable independent investigation to determine the legality of its right to sell or license the Material or provide Services as specified in this Agreement.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
c.	In addition to Supplier’s other obligations set forth in this Section, if an injunction or order is obtained against AT&T’s use of any Material or Service, or, if in Supplier’s opinion, any Material or Service is likely to become the subject of a claim of infringement, Supplier will, at its expense:
1.	Procure for AT&T the right to continue using the Material or Service; or
2.	After consultation with AT&T, replace or modify the Material or Service to make it a substantially similar, functionally equivalent, non-infringing Material or Service.
d.	If the Material or Service is purchased or licensed, and neither (c)(1) nor (c)(2), above, is possible, in addition to AT&T’s other rights, AT&T may Cancel the applicable Order and require Supplier to remove, or cause the removal and return of, such Material or Service from AT&T’s location and refund any charges paid by AT&T.

e.	In no event will AT&T be liable to Supplier for any charges after the date that AT&T no longer uses any Material or Service because of actual or claimed infringement.

f.	Supplier agrees to defend or settle, at its own expense, any action or suit for which it is responsible under this Section. AT&T agrees to notify Supplier promptly of any claim of infringement and cooperate in every reasonable way to facilitate the defense. Supplier shall afford AT&T, at its own expense and with counsel of AT&T’s choice, an opportunity to participate on an equal basis with Supplier in the defense or settlement of any such claim.
3.18 Insurance
a.	With respect to Supplier’s performance under this Agreement, and in addition to Supplier’s obligation to indemnify, Supplier shall:
i.	maintain the minimum insurance coverages and limits required by this Section and any additional insurance and/or bonds required by law.
1.	at all times during the term of this Agreement and until completion of all Work associated with this Agreement, whichever is later; and

2.	with respect to any coverage maintained in a “claims-made” policy, for two (2) years thereafter;
ii.	require each subcontractor that may perform Work under this Agreement or enter upon the Work site to maintain the same coverages and limits listed in this Section from the time when the subcontractor begins Work, throughout the term of the subcontractor’s Work and, with respect to any coverage maintained on a “claims-made” policy, for two (2) years thereafter;

iii.	procure the required insurance from an insurance company eligible to do business in the State where Work will be performed and having and maintaining a Financial Strength Rating of “A” or better and a Financial Size Category of “VIII” or better, as rated in the A.M. Best Key Rating Guide for Property and Casualty Insurance Companies, except that, in the case of Workers’ Compensation insurance, Supplier may procure insurance from the state fund of the state where Work is to be performed; and
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
iv.	deliver to AT&T certificates of insurance stating the types of insurance and policy limits, with a cancellation clause amended to read as follows: “The issuing company will endeavor to provide at least 30 days advance written notice of cancellation or non-renewal to AT&T”. Supplier shall deliver such certificates:
1.	prior to commencement of any Work;

2.	prior to expiration of any insurance policy required in this Section; and

3.	for any coverage maintained on a “claims-made” policy, for two years following the term of this Agreement or completion of all Work associated with this Agreement, whichever is later.
b.	The insurance coverage required by this Section includes:
i.	Workers’ Compensation insurance with benefits afforded under the laws of the state in which the Work is to be performed and Employers Liability insurance with minimum limits of:

$1,000,000 for Bodily Injury — each accident
$1,000,000 for Bodily Injury be disease — policy limits
$1,000,000 for Bodily Injury by disease — each employee
To the fullest extent allowable by law, the policy must include a waiver of subrogation endorsed in favor of AT&T, its Affiliates, and their directors, officers and employees.

Commercial General Liability insurance written on Insurance Services Office (ISO) Form CG 00 01 10 01 or later, with minimum limits of:

$2,000,000 General Aggregate limit
$1,000,000 each occurrence limit for all bodily injury or property damage incurred in any one (1) occurrence
$1,000,000 each occurrence limit for Personal Injury and Advertising Injury
$2,000,000 Products/Completed Operations Aggregate limit
$1,000,000 each occurrence limit for Products/Completed Operations

ii.	The total limit may be met with any combination of primary and Umbrella/Excess Liability limits. The Commercial General Liability insurance policy must:
1.	be endorsed to include AT&T, its Affiliates, and their directors, officers, and employees as Additional Insureds. Supplier shall provide a copy of the Additional Insured endorsement to AT&T prior to Work being performed. A copy of the Additional Insured endorsement must be provided at each Commercial General Liability policy renewal;

2.	include a waiver of subrogation endorsed in favor of AT&T, its Affiliates, and their directors, officers and employees; and

3.	be primary and non-contributory with respect to any insurance or self-insurance that is maintained by AT&T.
iii.	Automobile Liability insurance with minimum limits of $1,000,000 combined single limit per accident for bodily injury and property damage, extending to all owned, hired, and non-owned vehicles.

iv.	Fidelity or Crime insurance with minimum limits of $1,000,000 each occurrence.

v.	Professional Liability (Errors & Omissions) insurance with minimum limits of $1,000,000 each wrongful act.

vi.	Internet Liability and Network Protection (Cyberrisk) insurance with minimum limits of $1,000,000 each wrongful act.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
3.19 Invoicing and Payment
a.	Except as otherwise specified in an Order, Supplier shall be compensated in accordance with the terms and at the rates specified in Appendix B, Price(s), attached hereto. Supplier shall render an invoice every month for each month on or before the fifth (5th) business day after the end of the prior month for hours worked during that prior month. Each invoice shall provide numbers of hours Services were performed during the month, the hourly rate (or other applicable rate as agreed to by the parties in writing) and shall be supported by detailed reports as required hereunder. Invoices shall separately itemize all charges, including those not otherwise covered by the hourly rate (including, but not limited to, clerical or administrative charges), and the number of hours billed to AT&T by month, with a description of the activities performed during that month.

b.	AT&T shall pay all properly rendered invoices 1%/ten net forty five days of receipt. If AT&T disputes an invoice, it shall pay the undisputed portion in a timely fashion but shall not be obligated to pay the disputed portion until the parties have resolved the dispute. AT&T’s failure to pay the undisputed portion in a timely fashion shall not be deemed a waiver of its right to contest the disputed charges.

c.	Supplier shall have thirty (30) days from the date a payment is sent to the Supplier, to notify AT&T, in writing, of any inaccuracies in the payment, including sufficient back-up information for AT&T’s consideration. If AT&T does not receive notification within such thirty (30) day period, Supplier may not thereafter make any claim for a payment that was not identified.

d.	Supplier shall mail invoice(s) with copies of any supporting documentation as may be required, including but not necessarily limited to, Order detail, Order Number, and Purchase Order Number to enable AT&T to readily verify that invoiced amounts reflect work performed against said Order, Order Number, and Purchase Order Number. The Material and Services shall be delivered free from all claims, liens, and charges whatsoever.

e.	AT&T shall not pay for any travel or miscellaneous expenses incurred by Supplier in its performance of its obligations under this Agreement unless prior written agreement is provided to Supplier by AT&T. In such event, Supplier shall comply with the section 4.14 Reimbursable Expenses. AT&T does not commit to any quantity or volume of Services during the term of this Agreement.

f.	AT&T may deduct any setoff or recoupment claims that it or its Affiliates may have against Supplier from amounts due or to become due to Supplier, whether under this Agreement or otherwise. Supplier shall pay any amount due to AT&T or its Affiliates that is not applied against the invoiced amounts within thirty (30) days after written demand by AT&T.

g.	If an Order or an Appendix specifies that Supplier may submit invoices for progress payments prior to Acceptance, Supplier is permitted to submit invoices at the end of each month and AT&T will make progress payments to the Supplier at [*] day intervals. Such progress payments shall not exceed [*] percent ([*]%) of satisfactorily completed Work at the time of billing, as determined by AT&T. Supplier agrees to use such progress payments for expenses incurred for Services or Material used in performance of the Order for AT&T.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
h.	Supplier agrees to accept standard, commercial methods of payment and evidence of payment obligation including, but not limited to credit card payments, Purchasing Cards, AT&T’s purchase orders, and electronic fund transfers, in connection with the purchase of the Services.

i.	Each month, Company shall be entitled to the discounts shown in the table below, based on the cumulative value of all work performed by Contractor during the month for all Orders issued under this Agreement. Any discounts shall be submitted as a separate credit memo to be issued against the applicable Order in which the credit applies and must be issued by the end of the month in which the invoice was issued. If no further payments are owed to Contractor under an applicable Order that is either cancelled, terminated or expired, and a credit is still owed, Contractor shall issue a check to Company for such credit within thirty (30) days after such termination or expiration.

Monthly Value of Work
Performed by Contractor	Monthly Volume
($M)	Discount
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
Example of discount:
Value of work performed by Contractor for all Orders issued under this Agreement for January was $[*]; based on the above chart, Company shall be entitled to a [*]% credit for all such Orders. Therefore, Contractor shall issue credits memos in the month of February for each such Orders (e.g. value of work performed under Order No. 20020124.5.S.6/ PO149992 was $[*], therefore, Contractor shall issue a credit memo under PO149992 in the amount of $[*] ($[*] x [*]%); value of work performed under Order No. 20020124.5.S.5/ PO150008 was $[*], therefore, Contractor shall issue a credit memo under PO150008 in the amount of $[*] ($[*] x [*]%), etc.
For purposes of tracking applicable discounts, Contractor shall submit a [*] report by no later than the [*], via email, to Company’s Contract Manager, [*] and the Technical Representative designated in the Order, or such other person(s) as Company may designate in writing. Such report shall contain a Monthly Summary of Discounts by Month/Year; Dollar Value of Work Performed, Volume Discount%, and Credit/Discount Amount applied to each program. . Company’s reserves the right to alter the method in which these discounts will be administered.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
3.20 Licenses and Patents
No licenses, expressed or implied, under any patents, copyrights, trademarks or other intellectual property rights are granted by AT&T to Supplier under this Agreement.
3.21 Limitation of Liability
AT&T will not be liable for consequential, incidental, special or punitive damages, or for loss of revenue or profit in connection with the performance or failure to perform this Agreement, regardless of whether such Liability arises from breach of contract, tort or any other theory.
3.22 MBE/WBE/DVBE (and Appendices):
a.	Supplier commits to goals for the participation of MBE/WBE and DVBE firms (as defined in the Section entitled “MBE/WBE/DVBE Cancellation”) as follows: [*] percent ([*]%) annual MBE participation; [*] percent ([*]%) annual WBE participation; and [*] percent ([*]%) annual DVBE participation. These goals apply to all annual expenditures by any entity pursuant to this Agreement with Supplier.

b.	Attached hereto and incorporated herein as Appendix C is Supplier’s completed Participation Plan outlining its MBE/WBE/DVBE goals and specific and detailed plans to achieve those goals. Supplier will submit an updated Participation Plan annually by the first week in January. Supplier will submit MBE/WBE/DVBE Results Reports [*] by the end of [*], using the form attached hereto and incorporated herein as Appendix D. Participation Plans and Results Reports will be submitted to AT&T’s Prime Supplier Program Manager.
3.23 MBE/WBE/DVBE Cancellation:
a.	Supplier agrees that falsification or misrepresentation of, or failure to report a disqualifying change in, the MBE/WBE/DVBE status of Supplier or any subcontractor utilized by Supplier, or Supplier’s failure to comply in good faith with any MBE/WBE/DVBE utilization goals established by Supplier, or Supplier’s failure to cooperate in any investigation conducted by AT&T, or by AT&T’s agent, to determine Supplier’s compliance with this Section, will constitute a material breach of this Agreement. In the event of any such breach, AT&T may, at its option, Cancel this Agreement upon thirty (30) days notice. Supplier acknowledges and agrees that AT&T’s right to Cancel is absolute and unconditional, and AT&T shall not be subject to Liability, nor shall Supplier have any right to suit for damages as a result of such Cancellation.

b.	For purchases under this Agreement by AT&T California, AT&T California affiliates, and any other entity operating principally in California (collectively “California Affiliates”), Minority and Women Business Enterprises (MBEs/WBEs) are defined as businesses which satisfy the requirements of paragraph d. below and are certified as MBEs/WBEs by the California Public Utilities Commission Clearinghouse (“CPUC-certified”).
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
c.	For purchases under this Agreement by any entity that is not a California Affiliate, MBEs/WBEs are defined as businesses which satisfy the requirements of paragraph d. below and are either CPUC-certified or are certified as MBEs/WBEs by a certifying agency recognized by AT&T.

d.	MBEs/WBEs must be at least fifty-one percent (51%) owned by a minority individual or group or by one or more women (for publicly-held businesses, at least fifty-one percent (51%) of the stock must be owned by one or more of those individuals), and the MBEs/WBEs’ management and daily business operations must be controlled by one or more of those individuals, and these individuals must be either U.S. citizens or legal aliens with permanent residence status. For the purpose of this definition, minority group members include male or female Asian Americans, Black Americans, Filipino Americans, Hispanic Americans, Native Americans (i.e., American Indians, Eskimos, Aleuts and Native Hawaiians), Polynesian Americans, and multi-ethnic (i.e., any combination of MBEs and WBEs where no one specific group has a fifty-one percent (51%) ownership and control of the business, but when aggregated, the ownership and control combination meets or exceeds the fifty-one percent (51%) rule). “Control” in this context means exercising the power to make policy decisions. “Operate” in this context means actively involved in the day-to-day management of the business and not merely acting as officers or directors.

e.	For purchases under this Agreement by California Affiliates, Disabled Veteran Business Enterprises (DVBEs) are defined as business concerns that satisfy the requirements of paragraph g. below and are certified as DVBEs by the California State Office of Small and Minority Business (OSMB). The DVBE must be a resident of the State of California, and must satisfy the requirements of paragraph g. below.

f.	For purchases under this Agreement by any entity that is not a California Affiliate, DVBEs are defined as any business concern that satisfies the requirements of paragraph g. below and is either a defined DVBE for purchases by California Affiliates, or is certified as a DVBE by a certifying agency recognized by AT&T.

g.	The DVBE must be (i) a non publicly-owned enterprise at least fifty-one percent (51%) owned by one or more disabled veterans; or (ii) a publicly-owned business in which at least fifty-one percent (51%) of the stock is owned by one or more disabled veterans; or (iii) a subsidiary which is wholly owned by a parent corporation, but only if at least fifty-one percent (51%) of the voting stock of the parent corporation is owned by one or more disabled veterans; or (iv) a joint venture in which at least fifty-one percent (51%) of the joint venture’s management and control and earnings are held by one or more disabled veterans. In each case, the management and control of the daily business operations must be by one or more disabled veterans. A disabled veteran is a veteran of the military, naval or air service of the United States with a service-connected disability. “Management and control” in this context means exercising the power to make policy decisions and actively involved in the day-to-day management of the business and not merely acting as officers or directors.
3.24 [*]
[*]
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
3.25 Non-Exclusive Market
It is expressly understood and agreed that this Agreement does not grant Supplier an exclusive privilege to provide to AT&T any or all Material and Services of the type described in this Agreement, nor does it require AT&T to purchase or license any Material or Services. It is understood, therefore, that AT&T may contract with other manufacturers and suppliers for the procurement or trial of comparable Material and Services and that AT&T may itself perform the Services described herein.
3.26 Notices
a.	Each Party giving or making any notice, consent, request, demand, or other communication (each, a “Notice”) pursuant to this Agreement must give the Notice in writing and use one of the following methods, each of which for purposes of this Agreement is a writing: in person; first class mail with postage prepaid; Express Mail, Registered Mail, or Certified Mail (in each case, return receipt requested and postage prepaid); internationally recognized overnight courier (with all fees prepaid); facsimile; or email. If notice is given by e-mail, it must be confirmed by a copy sent by any one of the other methods. Each Party giving Notice shall address the Notice to the appropriate person (the “Addressee”) at the receiving Party at the address listed below:

To:	Startek, Inc. 44 Cook Street, Suite 400 Denver, Colorado 80218 Attn: [*], President, CEO and acting Chief Financial Officer Phone: [*] Email: [*]

To:	AT&T Services, Inc. One AT&T Way Bedminster, NJ 07921 Attn: [*] Phone: [*] Email: [*]
b.	A Notice is effective only if the Party giving notice has complied with the foregoing requirements of this Section and the Addressee has received the notice. A Notice is deemed to have been received as follows:
1.	If a Notice is delivered by first class mail, five (5) days after deposit in the mail;

2.	If a Notice is furnished in person, or sent by Express Mail, Registered Mail, or Certified Mail, or internationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt;
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
3.	If a Notice is sent by facsimile, upon receipt, by the Party giving or making the Notice, of an acknowledgment or transmission report generated by the machine from which the facsimile was sent, indicating that the facsimile was sent in its entirety to the Addressee’s facsimile number; and
4.	If a Notice is sent by e-mail, upon successful transmission to the receiving machine, if such Notice is sent in time to allow it to be accessible by the Addressee before the time allowed for giving such notice expires, and a confirmation copy is sent by one of the other methods.
c.	The addresses and facsimile and telephone numbers to which notices or communications may be given to the Addressees of either Party may be changed by written notice given by such Party to the other pursuant to this Section.
3.27 Orderly Transition
In the event of expiration, Cancellation or Termination of this Agreement or Order, in whole or in part, wherein all or some portion of the Work will be performed by AT&T itself or elsewhere, Supplier agrees to provide its full cooperation in the orderly transition of the Work to AT&T or elsewhere, including, but not necessarily limited to packing and preparing for shipment any materials or other inventory to be transferred, provision of reports, files and similar media necessary for continuation of the Work transferred, continuation of Work at reducing levels if necessary during a transition period and at reduced levels if Work is transferred in part. Prices for additional Work such as packing and preparation for shipment, and revision of prices resulting from revised volumes, if necessary, shall be proposed by Supplier and shall be mutually agreed upon by the parties.
3.28 Price
a.	Material and Services shall be furnished by Supplier in accordance with the prices set forth in Appendix B, attached hereto and made a part hereof, pursuant to a signed Order, or pursuant to firm prices which are quoted by Supplier for such Material and Services, whichever price is lower. The prices for all Material and Services in Appendix B are subject to change only in accordance with this Agreement, which changes must be in writing and signed by both Parties. If Supplier at any time makes a general price decrease, Supplier shall promptly notify AT&T in writing and extend such decrease to AT&T effective on the date of such general price decrease. The prices in Appendix B are not subject to increase during the Initial Term of this Agreement.

b.	After the first 12 months of the Initial Term of this Agreement, and each subsequent 12 month. period thereafter, Supplier commits to proactively, through improved processes, supply line economies and other cost reduction methods, [*] for Material and Services as provided hereunder to AT&T, by at least [*] percent ([*]%) each year. The Parties shall measure such [*] by comparing the prices specified in Appendix B for the current 12 months. term to the total prices for the previous 12 month term.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
3.29 Publicity
Supplier shall not use AT&T’s or its Affiliates’ names or any language, pictures, trademarks, service marks or symbols which could, in AT&T’s judgment, imply AT&T’s or its Affiliates’ identity or endorsement by AT&T, its Affiliates or any of its employees in any (i) written, electronic or oral advertising or presentation or (ii) brochure, newsletter, book, electronic database or other written matter of whatever nature, without AT&T’s prior written consent (hereafter the terms in subsections (i) and (ii) of this Section shall be collectively referred to as “Publicity Matters”). Supplier will submit to AT&T for written approval, prior to publication, all Publicity Matters that mention or display AT&T’s or its Affiliates’ names, trademarks or service marks, or that contain any symbols, pictures or language from which a connection to said names or marks may be inferred or implied.
3.30 Quality Assurance
Quality assurance requirements may be set forth in an Order. Supplier will monitor each employee a minimum of [*] sessions per [*]. A session is defined as three (3) calls monitored. Remote voice monitoring needs to be available to AT&T upon request at any time. This monitoring will be the responsibility of Supplier to provide.
3.31 Records and Audits
Supplier agrees that it shall:
a.	Maintain complete and accurate records related to the Material and Services provided by Supplier to AT&T, including records of all amounts billable to and payments made by AT&T in accordance with Generally Accepted Accounting Principles and Practices, uniformly and consistently applied in a format that will permit audit;

b.	Retain such records and reasonable billing detail for a period of at least three (3) years from the date of final payment for Material and Services;

c.	Provide reasonable supporting documentation to AT&T concerning any disputed invoice amount within thirty (30) calendar days after receipt of written notification of such dispute; and

d.	Permit AT&T and its authorized representatives to inspect and audit during normal business hours the charges invoiced to AT&T. Should AT&T request an audit, Supplier will make available any pertinent records and files to AT&T during normal business hours at no additional charge.
3.32 Representatives
AT&T’s Agreement Representative is Kathy Holzer-Muniz or such other persons as may be designated in writing by AT&T from time to time. Supplier’s Representative is Chris Paoletti CONTACT or such other person as may be designated in writing by Supplier from time to time. Supplier shall provide a single point of contact to resolve any billing disputes.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
3.33 Severability
If any provision of this Agreement is held invalid or unenforceable, such invalidity or non-enforceability shall not invalidate or render unenforceable any other portion of this Agreement. The entire Agreement will be construed as if it did not contain the particular invalid or unenforceable provision(s), and the rights and obligations of Supplier and AT&T will be construed and enforced accordingly.
3.34 Survival of Obligations
Obligations and rights in connection with this Agreement, which by their nature would continue beyond the Termination, Cancellation or expiration of this Agreement, including, but not limited to, those in the Sections entitled “Compliance with Laws,” “Indemnity,” “Independent Contractor,” “Information,” “Information-Customer”, “Insurance,” “Infringement of Third Party Intellectual Property Rights” “Publicity,” “Severability,” and “Warranty,” will survive the Termination, Cancellation or expiration of this Agreement.
3.35 Taxes
a.	Supplier may invoice AT&T the amount of any federal excise taxes or state or local sales taxes imposed upon the sale of Material or provision of Services as separate items, if applicable, listing the taxing jurisdiction imposing the tax. Installation, labor and other non-taxable charges must be separately stated. AT&T agrees to pay all applicable taxes to Supplier which are stated on and at the time the Material or Service invoice is submitted by Supplier. Supplier agrees to remit taxes to the appropriate taxing authorities. Supplier agrees that it will honor properly prepared retail sales tax exemption certificates, which AT&T may submit, pursuant to the relevant Sales/Use tax provisions of the taxing jurisdictions.

b.	Supplier agrees to pay, and to hold AT&T harmless from and against, any penalty, interest, additional tax, or other charge that may be levied or assessed as a result of the delay or failure of Supplier, for any reason, to pay any tax or file any return or Information required by law, rule or regulation or by this Agreement to be paid or filed by Supplier. Supplier agrees to pay and to hold AT&T harmless from and against any penalty or sanction assessed as a result of Supplier doing business with any country subject to U.S. trade restrictions.

c.	Following the issuance of an Order, Supplier shall within twenty (20) days (but in no event later than two (2) weeks before commencement of Work under the applicable Order) present AT&T a schedule of taxes and fees that Supplier proposes to collect from AT&T. Upon AT&T’s request, the Parties shall consult with respect to the basis and rates upon which Supplier shall pay any taxes or fees for which AT&T is obligated to reimburse Supplier under this Agreement. If AT&T determines that in its opinion any such taxes or fees are not payable, or should be paid on a basis less than the full price or at rates less than the full tax rate, Supplier shall make payment in accordance with such determinations and AT&T shall be responsible for such determinations. If collection is sought by the taxing authority for a greater amount of taxes than that so determined by AT&T, Supplier shall promptly notify AT&T. Supplier shall cooperate with AT&T in contesting such determination, but AT&T shall be responsible and shall reimburse
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Supplier for any tax, interest, or penalty in excess of its determination. If AT&T desires to contest such collection, AT&T shall promptly notify Supplier. If AT&T determines that in its opinion it has reimbursed Supplier for sales or use taxes in excess of the amount which AT&T is obligated to reimburse Supplier, AT&T and Supplier shall consult to determine the appropriate method of recovery of such excess reimbursements. Supplier shall credit any excess reimbursements against tax reimbursements or other payments due from AT&T if and to the extent Supplier can make corresponding adjustments to its payments to the relevant tax authority. At AT&T’s request, Supplier shall timely file any claims for refund and any other documents required to recover any other excess reimbursements, and shall promptly remit to AT&T all such refunds and interest received.

d.	If any taxing authority advises Supplier that it intends to audit Supplier with respect to any taxes for which AT&T is obligated to reimburse Supplier under this Agreement, Supplier shall (i) promptly so notify AT&T, (ii) afford AT&T an opportunity to participate on an equal basis with Supplier in such audit with respect to such taxes and (iii) keep AT&T fully informed as to the progress of such audit. Each Party shall bear its own expenses with respect to any such audit, and the responsibility for any additional tax, penalty or interest resulting from such audit shall be determined in accordance with the applicable provisions of this Section. Supplier’s failure to comply with the notification requirements of this Section shall relieve AT&T of its responsibility to reimburse Supplier for taxes only if Supplier’s failure materially prejudiced AT&T’s ability to contest imposition or assessment of those taxes.

e.	In addition to its rights under subsection d. above with respect to any tax or tax controversy covered by this Section, AT&T will be entitled to contest, pursuant to applicable law and tariffs, and at its own expense, any tax previously billed that it is ultimately obligated to pay. AT&T will be entitled to the benefit of any refund or recovery of amounts that it had previously paid resulting from such a contest. Supplier will cooperate in any such contest, provided that all costs and expenses incurred in obtaining a refund or credit for AT&T shall be paid by AT&T.

f.	If either Party is audited by a taxing authority or other governmental entity, the other Party agrees to reasonably cooperate with the Party being audited in order to respond to any audit inquiries in an appropriate and timely manner, so that the audit and any resulting controversy may be resolved expeditiously.
3.36 Third Party Administrative Services
Supplier acknowledges that a third party vendor will be performing certain administrative functions associated with this Agreement pursuant to a contract between AT&T and the third party vendor. These administrative functions include, but are not limited to the following:
a.	Tracking of certificates of insurance

b.	Providing financial analysis

c.	Verifying supplier diversity certification

d.	Supplier profile information
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Supplier agrees to cooperate with such third party vendor to facilitate its performance of these administrative functions, including Supplier’s provision of data requested from time to time by the third party vendor. Further, notwithstanding any other provision of this Agreement, Supplier agrees that AT&T may provide to such third party vendor confidential Information regarding Supplier, subject to confidentiality obligations. Supplier agrees to pay the third party vendor an annual fee for the performance of these administrative functions, which annual fee shall not exceed [*] dollars and a one time set-up fee of [*] Dollars ($[*]).
3.37 Title to Work Products
a.	All right, title and interest in and to all tangible and intangible Work and Work products developed or produced under this Agreement by or on behalf of Supplier for AT&T, whether comprising or incorporated in specifications, drawings, sketches, models, samples, data, computer programs, reports, documentation or other technical or business information, and all right, title and interest in and to patents, copyrights, trade secrets, trademarks and other intellectual property derived from such Work and Work products are hereby assigned by Supplier to AT&T and are hereby agreed by Supplier to be transferred to AT&T or otherwise vested therein, effective when first capable of being so assigned, transferred or vested. Supplier shall obligate its employees, subcontractors and others to provide, and shall supply to AT&T at no extra cost, all such assignments, rights and covenants as AT&T deems appropriate to assure and perfect such transfer or other vesting. All Work and Work products shall be provided to AT&T as required herein or on Cancellation, Termination or completion of this Agreement, whichever is earlier, unless Supplier is requested in writing to do otherwise. All such Work and Work products shall be considered and arranged to be a “Work made for hire” to the extent allowed by law.

b.	The Work and Work products developed or produced under is Agreement shall be the original Work of Supplier, unless AT&T’s Representative has consented in writing to the inclusion of Work or Work products owned or copyrighted by others (hereafter “Included Works”). In requesting such consent, Supplier shall notify AT&T of the scope of the rights and permissions Supplier intends to obtain for AT&T with respect to such included Works and modify the scope of same as requested by AT&T. Copies of all rights and permissions, clearly identifying the Included Works to which they apply, shall be supplied to AT&T promptly after their acquisition.

c.	AT&T shall not acquire title hereunder to any intangible Work or Work products preexisting execution of this Agreement and not developed or produced in anticipation hereof.

d.	Supplier agrees, for itself and its affiliates, not to assert patents and copyrights owned or controlled by Supplier or any parent thereof or subsidiary of either against AT&T, its affiliates, and its or their direct or indirect customers, in connection with any Work product or other subject matter directly or indirectly derived from Work done hereunder.

e.	During the course of this Agreement, Supplier will receive information from AT&T and others, including lists of customers and potential customers for communications services. All customer lists and all customer information derived by Supplier in connection with the performance of services are the property of AT&T, and shall, at the conclusion or other Cancellation, Termination of this Agreement, be returned to AT&T or, at AT&T’s option, destroyed. At such time, any lists or information derived from lists which are contained in any databases in Supplier’s possession shall be scrubbed by Supplier, including deletion of names, addresses,
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
telephone numbers and any telecommunications-related information. In order to protect AT&T information, Supplier agrees that after the expiration or other Cancellation or Termination of this Agreement, Supplier shall not use its database to provide services to any other local or long distance carrier, cable television service provider, pager service provider, or cellular/wireless service provider for a period of [*] days. During the first [*] days or sooner following expiration or other Cancellation or Termination of this Agreement, Supplier agrees that AT&T shall verify that the databases have been cleansed as directed above through an audit done by a AT&T designated individual. This audit will be performed when Supplier indicates the databases have been thoroughly cleansed. AT&T also reserves the right to audit the databases [*] within the [*] days following for the same purpose. Supplier agrees that any failure to comply with these obligations will cause irreparable injury to AT&T.

f.	All other materials provided by AT&T or prepared by the Supplier in connection with this Agreement, including, but not limited to, training materials, scripts, rebuttals, rate charts, plans, methods and procedures, and promotional materials (e.g. banners) shall be returned to AT&T at the conclusion or other Cancellation or Termination of this Agreement.
3.38 Warranty
a.	Supplier warrants to AT&T that any Services provided hereunder will be performed in a first-class, professional manner, in strict compliance with the Specifications, and with the care, skill, and diligence, and in accordance with the applicable standards, currently recognized in Supplier’s profession or industry. If Supplier fails to meet applicable professional standards, Supplier will, without additional compensation, promptly correct or revise any errors or deficiencies in the Services furnished hereunder.

b.	The warranty period for Services shall be the longer of the warranty period stated in the Order, the Specifications, or one year. The warranty period shall commence upon Acceptance.

c.	Supplier represents and warrants that: There are no actions, suits, or proceedings, pending or threatened, which will have a material adverse effect on Supplier’s ability to fulfill its obligations under this Agreement; it will immediately notify AT&T if, during the term of this Agreement, Supplier becomes aware of any action, suit, or proceeding, pending or threatened, which may have a material adverse effect on Supplier’s ability to fulfill the obligations under this Agreement or any Order; it has all necessary skills, rights, financial resources, and authority to enter into this Agreement and related Orders and to provide or license the Services, including that the Services will not infringe any patent, copyright, or other intellectual property; no consent, approval, or withholding of objection is required from any entity, including any governmental authority with respect to the entering into or the performance of this Agreement or any Order; the Services will be provided free of any lien or encumbrance of any kind; it will be fully responsible and liable for all acts, omissions, and Work performed by any of its representatives, including any subcontractor; that all representatives, including subcontractors, will strictly comply with the provisions specified in this Agreement; and it will comply with the terms of this Agreement or Order, including those specified in any Appendix or Appendices thereto.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
d.	All warranties will survive inspection, acceptance, payment and use. These warranties will be in addition to all other warranties, express, implied, or statutory. Supplier will defend, indemnify, and hold AT&T harmless for a breach of these warranties.

e.	If at any time during the warranty period for Material or Services AT&T believes there is a breach of any warranty, AT&T will notify Supplier setting forth the nature of such claimed breach. Supplier shall promptly investigate such claimed breach and shall either (i) provide Information satisfactory to AT&T that no breach of warranty in fact occurred or (ii) at no additional charge to AT&T, promptly take such action as may be required to correct such breach. If the required corrective action is to re-perform the Services and/or repair the Material, and if Supplier fails or refuses to make such repairs and/or re-perform such Services, then, in addition to any other remedies, AT&T shall have the right, at its option, either (1) to perform such Services and to repair such Material, at Supplier’s expense; or (2) to receive a full refund of any amounts paid for such Material and Services.

f.	If a breach of warranty has not been corrected within a commercially reasonable time, or if two or more breaches of warranty occur in any sixty (60) day period, AT&T may Cancel the applicable Order.
3.39 Work Orders
a.	AT&T may order Material and Services by submitting Work Orders in connection with this Agreement.
1.	A description of the Services, including any numerical/alphabetical identification referenced in the applicable price list;

2.	The requested Delivery Date and/or performance schedule of the Services;

3.	The applicable price(s);

4.	The location to which invoices are to be rendered for payment; and

5.	AT&T’s Work Order number.

6.	The maximum total expenditure authorized.
b.	The terms in this Agreement shall apply to Work Orders submitted in connection with this Agreement. In the event of a conflict or inconsistency between this Agreement and any Work Order, the Work Order shall control for purposes of that Work Order.

c.	Except as otherwise provided in an Work Order as described above, Supplier shall provide Material or Services for Supplier in accordance with the “Quality Assurance Standards and Guidelines” set forth in Appendix H.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
4.0 Special Terms
4.1 Access
a.	When appropriate, Supplier shall have reasonable access to AT&T’s premises during normal business hours, and at such other times as may be agreed upon by the Parties to enable Supplier to perform its obligations under this Agreement. Supplier shall coordinate such access with AT&T’s designated representative prior to visiting such premises. Supplier will ensure that only persons employed by Supplier or subcontracted by Supplier will be allowed to enter AT&T’s premises. If AT&T requests Supplier or its subcontractor to discontinue furnishing any person provided by Supplier or its subcontractor from performing Work on AT&T’s premises, Supplier shall immediately comply with such request. Such person shall leave AT&T’s premises immediately and Supplier shall not furnish such person again to perform Work on AT&T’s premises without AT&T’s written consent. The Parties agree that, where required by governmental regulations, Supplier will submit satisfactory clearance from the U.S. Department of Defense and/or other federal, state or local authorities.

b.	AT&T may require Supplier or its representatives, including employees and subcontractors, to exhibit identification credentials, which AT&T may issue to gain access to AT&T’s premises for the performance of Services. If, for any reason, any Supplier representative is no longer performing such Services, Supplier shall immediately inform AT&T. Notification shall be followed by the prompt delivery to AT&T of the identification credentials, if issued by AT&T. Supplier agrees to comply with AT&T’s corporate policy requiring Supplier or its representatives, including employees and subcontractors, to exhibit their company photo identification in addition to the AT&T issued photo identification when on AT&T’s premises.

c.	Supplier shall ensure that its representatives, including employees and subcontractors, while on or off AT&T’s premises, will perform Work which (i) conform to the Specifications, (ii) protect AT&T’s Material, buildings and structures, (iii) does not interfere with AT&T’s business operations, and (iv) perform such Services with care and due regard for the safety, convenience and protection of AT&T, its employees, and property and in full conformance with the policies specified in the AT&T Code of Business Conduct, which prohibits the possession of a weapon or an implement which can be used as a weapon (a copy of the AT&T Code of Business Conduct is available upon request).

d.	Supplier shall ensure that all persons furnished by Supplier work harmoniously with all others when on AT&T’s premises.
4.2 Background Check
Supplier shall comply with the requirements of Appendix AA entitled Background Checks.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
4.3 AT&T Electronic Privacy Policy
Supplier and all Supplier Personnel shall abide by the following policy AT&T has established for all electronic information systems:
a.	AT&T electronic and computer resources are provided for the transaction of company business. The policy of AT&T with respect to information in electronic media (including but not limited to programs, databases, files, e-mail records) is no different from the policy concerning paper records. While AT&T at all times retains the right to inspect, record and/or remove all information made or kept by employees utilizing company resources, such inspection, recording, or removing takes place only on the basis of company need. Need includes but is not limited to management’s determination that reasonable cause exists for belief that laws, AT&T policies or management directives have been, are being, or may be broken or violated.

b.	Protection of AT&T systems/networks: Supplier and all Supplier Personnel shall follow all AT&T policies/AT&T Personal Data, Supplier shall provide AT&T with such assistance as AT&T may reasonably require to fulfill its responsibilities under the respective applicable Privacy Laws.

c.	AT&T Personal Data shall mean that portion of AT&T Data that is subject to any Privacy Laws. “Privacy Laws” shall mean Laws relating to data privacy, trans-border data flow or data protection such as the implementing legislation and regulations of the European Union member states under the European Union Directive 95/46/EC.
4.4 Customer Contact
a.	Contact by Supplier of AT&T’s customers in any form, including but not limited to face-to-face contact, telephone contact, e-mail contact, and written contact (individually and collectively: “contact”), shall be only as set forth in this Agreement.

b.	Prior to Supplier, or Supplier’s subcontractor, if any, having contact in any form with AT&T’s customers pursuant to this Agreement, Supplier must submit a script, creative media or recital, as applicable, that describes specifically what will be communicated during the contact with AT&T’s customer. Approval of the script, creative media or recital, which will not be unreasonably withheld, must be obtained prior to the customer contact being initiated.

c.	Supplier, or Supplier’s subcontractor, if any, shall not change or otherwise deviate from the approved script, creative media or recital without the prior written approval of AT&T.

d.	Supplier shall ensure that all employees and the employees of subcontractors, if any, who have any direct contact with AT&T’s customers under this Agreement complete and sign the Worker Agreement, Appendix G, prior to such contact under this Agreement.

e.	Except as specifically authorized by this Agreement, Supplier shall not contact AT&T’s customers directly for the purpose of selling Services similar to those covered under this Agreement.

f.	Failure on the part of Supplier, or Supplier’s subcontractors, if any, to comply with this provision will be considered a material breach of this Agreement and AT&T may, in addition to remedies available under this Agreement and in-law, immediately cancel this Agreement and/or the governing Schedule for default.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
4.5 Electronic Data Interchange (EDI)
a.	The Parties shall exchange Orders, payments, acknowledgements, invoices, remittance notices, and other records (“Data”) electronically, in place of tangible documents, and agree to exchange such Data in accordance with the Telecommunications Industry Forum EDI Guidelines for use of American National Standards Institute (ANSI) Accredited Standards Committee X12 transaction sets, unless they mutually agree to a proprietary format or another standard such as Extensible Markup Language (XML).

b.	The following additional conditions apply to any such exchanges:
1.	Garbled Transmissions: If any Data is received in an unintelligible, electronically unreadable, or garbled form, the receiving Party shall promptly notify the originating Party (if identifiable from the received Data) in a reasonable manner. In the absence of such notice, the originating Party’s record of the contents of such Data shall control.
2.	Signatures: Each Party will incorporate into each EDI transmission an electronic identification consisting of symbol(s) or code(s) (“Signature”). Each Party agrees that any predetermined Signature of such Party included in or affixed to any EDI transmission shall be sufficient to verify such Party originated, “signed” and “executed” such transmission. No Party shall disclose to any unauthorized person the Signatures of the Parties hereto.
3.	Statute of Frauds: The Parties expressly agree that all Data transmitted pursuant to this clause shall be deemed to be a “writing” or “in writing” for purposes of the Uniform Commercial Code (“UCC”). Any such Data containing or having affixed to it a Signature shall be deemed for all purposes: (i) to have been “signed” and “executed”; and (ii) to constitute an “original” when printed from electronic files or records established and maintained in the normal course of business.
4.	Method of Exchange: Exchange of Data will be made by direct electronic or computer systems communication between AT&T and Supplier or by indirect communications using a third party service provider (“Provider”) or Value Added Network (“VAN”) to translate, forward and/or store such Data. Each Party shall be responsible for the cost(s) and associated cost(s) of any Provider or VAN with which it contracts.
4.6 Ethical Guidelines
Supplier shall provide the Service and all related Material and Services to AT&T while abiding by the Society of Competitive Intelligence Professionals’ Code of Ethics and all applicable laws. In obtaining competitive business information, it may be necessary for Supplier to contact AT&T’s competitors. Supplier shall follow AT&T’s ethical guidelines as set forth below when contacting a AT&T competitors:
a.	Supplier will not say anything misleading, deceptive or untrue.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
b.	Supplier will not enter into any agreement fraudulently, i.e., order services and then cancel before the service is installed or completed.

c.	Supplier will always give its name to the competitor, if requested.

d.	Supplier will provide its name and client if asked or, as an alternative, provide the option of terminating the discussion.

e.	Supplier will not provide the competitor with prices, pricing policies, or any sensitive or confidential or proprietary information of AT&T in exchange for competitive information.

f.	Supplier must obtain AT&T’s prior written authorization, including authorization for funding, for any project requiring services by a third-party consultant, payment of any fees in addition to those contemplated by this Agreement, or execution of any other agreement that would require the payment of any additional fees by AT&T to Supplier.
Any failure of Supplier to abide by these guidelines will constitute a material breach of this Agreement, entitling AT&T to pursue all available remedies at law or in equity.
4.7 Fraud — Slamming & Cramming
a.	Supplier agrees to take necessary steps to ensure employees or subcontractors are not involved in fraudulent practices, including, but not limited to, cramming or slamming.
1.	Cramming occurs when a customer is charged for products or services they have not ordered or may not have ever received.

2.	Slamming is the unauthorized and illegal changing of a customer’s telecommunications service provider without his or her knowledge or permission. It can affect local and long-distance service provider choices.
b.	In addition to all other remedies available under this Agreement and in-law, AT&T reserves the right to require the immediate termination of any subcontractor Supplier retains who does not follow these anti-fraud provisions.
4.8 Independent Contractor
Supplier hereby represents and warrants to AT&T that:
a.	Supplier is engaged in an independent business and will perform all obligations under this Agreement as an independent contractor and not as the agent or employee of AT&T;

b.	Supplier’s personnel performing Services shall be considered solely the employees of Supplier and not employees or agents of AT&T;
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
c.	Supplier has and retains the right to exercise full control of and supervision over the performance of the Services and full control over the employment, direction, assignment, compensation, and discharge of all personnel performing the Services;

d.	Supplier is solely responsible for all matters relating to compensation and benefits for all of Supplier’s personnel who perform Services. This responsibility includes, but is not limited to, (i) timely payment of compensation and benefits, including, but not limited to, overtime, medical, dental, and any other benefit, and (ii) all matters relating to compliance with all employer obligations to withhold employee taxes, pay employee and employer taxes, and file payroll tax returns and information returns under local, state and federal income tax Laws, unemployment compensation insurance and state disability insurance tax Laws, social security and Medicare tax Laws, and all other payroll tax Laws or similar Laws with respect to all Supplier personnel providing Services;

e.	Supplier will indemnify, defend, and hold AT&T harmless from all Liabilities, costs, expenses and claims related to Supplier’s failure to comply with the immediately preceding paragraph;

f.	Supplier shall ensure that all individuals who provide Services under this Agreement sign an “Agreement Regarding Non-Employment Status with AT&T” in the form attached hereto as Appendix I, and shall deliver an executed copy to AT&T no later than the commencement of performance of such Services.
4.9 Information — Customer
a.	For the purposes of this Section, “Customer Information” includes, but is not limited to, customer name, address, e-mail address, and/or phone number (listed or unlisted); personal information concerning a customer, including birth date, social security number, drivers license, credit card information, bank account, account number or personal identification numbers; information concerning a customer’s calling patterns, call details, records of incoming or outgoing calls, or minutes of use or other use of AT&T’s services; information related to payments, credit status, and transactions with AT&T; demographic information; or aggregate customer data — including aggregate data with individual identifying information deleted,; and customer proprietary network information (“CPNI”) (as that term is defined in Section 222 of the Communications Act of 1934, 47 U.S.C.222, as amended (“Section 222”)), which includes information available to AT&T by virtue of AT&T’s relationship with its customers as a provider of telecommunications service and may include: the quantity, technical configuration, location, type, destination, amount of use of telecommunications service subscribed to, and information contained on the telephone bills of AT&T’s customers pertaining to telephone exchange service or telephone toll service received by a customer of AT&T. Except as provided herein, as between Supplier and AT&T, title to all Customer Information shall be in AT&T. Except as otherwise provided herein, no license or rights to any Customer Information are granted to Supplier hereunder.

b.	Supplier acknowledges that Customer Information received may be subject to certain privacy laws and regulations and requirements, including requirements of AT&T. Supplier shall consider Customer Information to be private, sensitive and confidential. Accordingly, with respect to Customer Information, Supplier shall comply with all applicable privacy laws and regulations and requirements, including, but not limited to, the CPNI restrictions contained in Section 222. Accordingly, Supplier shall:
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
1.	not use any CPNI to market or otherwise sell products to AT&T’s customers, except to the extent necessary for the performance of Services for AT&T or as otherwise approved or authorized by AT&T in this Agreement or in writing;
2.	make no disclosure of Customer Information to any party other than AT&T, except to the extent necessary for the performance of Services for AT&T or except such disclosure required under force of law; provided that Supplier shall provide AT&T with notice immediately upon receipt of any legal request or demand by a judicial, regulatory or other authority or third party to disclose or produce Customer Information; Supplier shall furnish only that portion of the Customer Information that is legally required to furnish and shall provide reasonable cooperation to AT&T should AT&T exercise efforts to obtain a protective order or other confidential treatment with respect to such Customer Information.
3.	not incorporate any Customer Information into any database other than in a database maintained exclusively for the storage of AT&T’s Customer Information;
4.	not incorporate any data from any of Supplier’s other customers, including Affiliates of AT&T, into AT&T’s customer database;
5.	make no use whatsoever of any Customer Information for any purpose except to comply with the terms of this Agreement;

6.	make no sale, license or lease of Customer Information to any other party;
7.	restrict access to Customer Information to only those employees of Supplier that require access in order to perform Services under this Agreement;
8.	implement and comply with a data security plan, approved in advance in writing by AT&T, and other procedures as may be agreed by AT&T and Supplier relative to the security of Customer Information at all times in performing Services hereunder;
9.	prohibit and restrict access or use of Customer Information by any of Supplier’s other customers, Supplier’s Affiliates, or third parties except as may be agreed otherwise by AT&T; and
10.	promptly return all Customer Information to AT&T upon expiration, Termination or Cancellation of this Agreement or applicable schedule or Order, unless expressly agreed or instructed otherwise by AT&T.
11.	immediately notify AT&T upon Supplier’s awareness of (i) any breach of the above-referenced provisions, (ii) any disclosure (inadvertent or otherwise) of Customer Information to any third party not expressly permitted herein to receive or have access to such Customer Information, or (iii) a breach of, or other security incident involving, Supplier’s systems or network that could cause or permit access to Customer Information inconsistent with the
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
above-referenced provisions, and such notice shall include the details of the breach, disclosure or security incident. Supplier shall fully cooperate with AT&T in determining, as may be necessary or appropriate, actions that need to be taken including, but not limited to, the full scope of the breach, disclosure or security incident, corrective steps to be taken by Supplier, the nature and content of any customer notifications, law enforcement involvement, or news/press/media contact etc., and Supplier shall not communicate directly with any AT&T customer without AT&T’s consent, which such consent shall not be unreasonably withheld.
4.10 Inspection of Work
AT&T may have inspectors at the job site to inspect the performance and quality of the Work and to ensure Supplier’s compliance with the plans and Specifications of the Order and with the terms and conditions of this Agreement. Any AT&T inspectors, employees or agents, however, shall have no authority to direct or advise Supplier concerning the method or manner by which the Work is to be performed. Supplier has sole authority, responsibility and control over the Work and shall exercise its full responsibilities as an independent contractor. Supplier will provide safe access to the Services at all times for AT&T’s inspection.
4.11 Notice of Release of Information or Breach of Security
a.	Supplier, which shall include any employees, agents, or subcontractor it may utilize to fulfill this agreement, shall provide immediate notice to AT&T in the event Supplier becomes aware of (1) any unauthorized (whether intentional or unintentional) release by Supplier, of Customer Proprietary Network Information (“CPNI”) or other Customer Personal Information (“CPI”) of any AT&T customer to any person or entity other than the customer to which such CPNI pertains or (2) any unauthorized acquisition by any person or entity of computerized or hard-copy data that compromises the security, confidentiality, or integrity of any CPNI or other CPI of any AT&T customer maintained by or in the possession of Supplier.

b.	For purposes of this clause, Customer Proprietary Network Information / CPNI shall mean information as contained in 47 U.S.C. 222 of the Federal Telecommunications Act (1996).

c.	For purposes of this clause, Customer Personal Information / CPI shall include, but shall not be limited to, information such as a customer’s first name or initial and last name in combination with any potentially sensitive personally identifiable information such as the customer’s (a) social security number, (2) driver’s license number, (3) credit card number, (4) bank account number, (5) credit report information, or (6) password or account code.
4.12 Offshore Transfer or Processing of AT&T Data.
a.	Supplier represents and warrants that, to the extent that its performance of the Services includes the transfer, storage or processing outside of the United States of AT&T Data or other performance of the Services outside of the United States, such Services (the “Offshore Services”) will be (i) performed in accordance with the Agreement and Laws (including Privacy Laws) of the United States, European Union (if applicable) and any jurisdiction in which the Offshore Services are performed and (ii) performed such that Laws permit the transfer of the AT&T data back into the United States, and future performance of the Services within the United States, without any additional cost to AT&T or authorization or permission of any Entity or government.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
b.	In the event that new Laws or changes in Laws (including as contemplated in Section 3.6): (i) require that any such Services be performed within the United States or any other jurisdiction; (ii) prohibit the performance of any Services as Offshore Services; or (iii) require that the AT&T data used in connection with such Offshore Services be transferred back to the United States or restrict such AT&T data from being transferred to or from, or processed in, stored in or accessed from any jurisdiction (collectively, “Offshore Impact”), all such additional costs required in order to cause the Services to be performed in accordance with Laws shall be the sole responsibility of Supplier. In such event, Supplier shall perform all necessary tasks in order to continue to perform the Services, including any Offshore Services, in compliance with Laws, including, as required by Laws, the performance of any or all Services within the United States. Upon the event of an Offshore Impact, the Parties will discuss and consider whether to allow Supplier to increase Prices, provided that AT&T will not be required to consent to any such increase.

c.	Supplier represents and warrants that, to the extent that Offshore Services are performed and to the extent that AT&T data is transferred to, processed or stored outside, or accessed from outside of the United States and in addition to its other obligations under this Agreement, Supplier shall store and process AT&T data and store and operate all application software in a secure environment designed, monitored and administered to prevent the violation of Laws or this Agreement. In addition, Supplier shall establish, and require all Supplier personnel to comply with, stringent policies and rules regarding the removal of AT&T data or application software from Supplier facilities and otherwise requiring Supplier personnel to act in accordance with this Agreement and Laws, and Supplier shall establish physical and logical measures to ensure that such policies and rules are followed. Under no circumstances shall AT&T data or application software used in Offshore Services be removed from Supplier facilities.

d.	If Supplier subsequently misses a Minimum Service Level for [*] consecutive months or for more than [*] months in a [*] month period, at AT&T’s option, and without limiting any other rights of AT&T, Supplier shall establish a level of Supplier Personnel and Managed Third Parties performing Services outside of the United States to no more than [*] percent ([*]%) (calculated on an FTE basis), at no cost to AT&T.
4.13 Previous Services for AT&T
a.	Supplier will determine whether each individual who performs Services for AT&T has performed Work as an employee or temporary worker for AT&T, or any AT&T Affiliate, in the six (6) months preceding the individual’s proposed commencement of Work for AT&T. Supplier will provide AT&T with written notice of any individuals who meet the foregoing criteria. AT&T may require that Supplier provide another individual to perform the Work.

b.	Supplier will ensure that no individual providing Services in connection with an Order submitted by AT&T provides Services to AT&T for more than [*] consecutive [*], unless AT&T provides written authorization for the individual to perform Services for more than [*] consecutive [*].
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
4.14 Reimbursable Expenses
AT&T is not responsible for any travel, meal or other business related expense incurred by Supplier whether or not incurred in its performance of its obligations under this Agreement, unless reimbursement of expenses is expressly authorized in this Agreement or an Order pursuant to this Agreement. If reimbursement of expenses is so authorized, in order to be reimbursable, each and every such expense must comply with the requirements of AT&T’s Vendor Expense Policy attached hereto and incorporated herein as Appendix E. Supplier must provide in a timely manner receipts and other documentation as required by the Vendor Expense Policy and such additional documentation or information requested by AT&T to substantiate expenses submitted by Supplier for reimbursement.
4.15 Requirements for Access to AT&T’s System(s) and/or Databases:
If requested by AT&T, for each employee or temporary worker of Supplier or Supplier’s subcontractors requesting access to AT&T’s systems and/or databases, Supplier will provide to AT&T (1) for all persons working in the US or US citizens working abroad, the persons social security number or (2) for all other persons, a unique identifier for each person. The social security number or unique identifier will be used by AT&T solely to identify the person accessing AT&T’s system to ensure compliance with this Agreement, including without limitation Section 4.9 “Information -Customer”. AT&T will provide each such employee or temporary worker a unique user ID for access to AT&T systems. This unique user ID may only be used by the individual to whom it is assigned so AT&T can identify the person accessing AT&T’s system to ensure compliance with this Agreement.
4.16 Ownership of Hardware and Software
Supplier agrees that any hardware or software provided by AT&T to execute this project shall at all times remain the property of AT&T. Supplier will return all of the hardware and software to AT&T upon Termination, Cancellation or expiration of this Agreement, or on demand by AT&T, in good condition, ordinary wear and tear accepted.
4.17 Subcontractors
a.	Use of Subcontractors. Supplier shall not subcontract any of its responsibilities without AT&T’s prior written approval, which may be withheld in AT&T’s sole discretion.
Prior to entering into a subcontract with a third party for the Services, Supplier shall (i) give AT&T reasonable prior notice specifying the components of the Services affected, the scope of the proposed subcontract, the identity and qualifications of the proposed Subcontractor and the reasons for subcontracting the work in question; and (ii) obtain AT&T’s prior written approval of such Subcontractor. AT&T also shall have the right during the term of this Agreement to revoke its prior approval of a Subcontractor and direct Supplier to replace such Subcontractor as soon as possible at no additional cost to AT&T; provided, however, that AT&T shall discuss AT&T’s concerns regarding the Subcontractor with Supplier prior to such revocation and shall otherwise exercise its right to revocation in a manner that provides Supplier a reasonable opportunity to mitigate potential negative impacts on the Services resulting from AT&T’s revocation and Supplier’ replacement of the Subcontractor; provided, further, that notwithstanding the foregoing
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
proviso, at any time, if AT&T reasonably believes a Subcontractor will create legal liability to AT&T or an eligible recipient, AT&T may immediately revoke its prior approval of the Subcontractor and Supplier shall, upon AT&T’s request, replace (or cause to be replaced) as promptly as possible such Subcontractor with a replacement Subcontractor of suitable ability and qualifications, without cost to AT&T. Supplier may, subject to AT&T’s prior consent, which shall not be unreasonably withheld, update an approved Subcontractor, as listed herewith, in accordance with this Section 4.17.

b.	Supplier Responsibility. Supplier shall be responsible for any failure by any Subcontractor or Subcontractor personnel to perform in accordance with this Agreement or to comply with any duties or obligations imposed on Supplier under this Agreement to the same extent as if such failure to perform or comply was committed by Supplier or Supplier employees. Supplier shall guarantee the performance of all such Subcontractors and Subcontractor personnel providing any of the Services hereunder. Supplier shall be AT&T’s sole point of contact regarding the Services, including with respect to payment.
4.18 Work Done By Others
If any part of Supplier’s Work is dependent upon work performed by others, Supplier shall inspect and promptly report to AT&T any defect that renders such other work unsuitable for Supplier’s proper performance. Supplier’s silence shall constitute approval of such other work as fit, proper and suitable for Supplier’s performance of its Work.
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, which may be in duplicate counterparts, each of which will be deemed to be an original instrument, as of the date the last Party signs.

Startek, Inc.	AT&T Services, Inc.

By:	By:

Printed Name:	Printed Name:	Richard Steadman

Title:	Title:	Director, Global Strategic Sourcing

Date:	Date:

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Appendices
Appendix A — Description of Services and Deliverables
Supplier shall provide the following Services:
Supplier shall perform for AT&T inbound and/or outbound Call Center Services as described in the applicable Order which may include other types of services. Services may also include solicitation of orders, addressing customer service requests, collecting data and issuing reports, and set forth in this Agreement (hereinafter collectively “Services”).
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Appendix B — Price(s)
Supplier shall provide the Services, including any applicable deliverables, for the following:
To be outlined in each applicable Order.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Appendix C — Prime Supplier MBE/WBE/DVBE Participation Plan
YEAR REPORTING:

PRIME SUPPLIER NAME:

ADDRESS:

COMPANY E-MAIL:

TELEPHONE NUMBER:

DESCRIBE GOODS OR SERVICES BEING PROVIDED UNDER THIS AGREEMENT:

DESCRIBE YOUR M/WBE-DVBE OR SUPPLIER DIVERSITY PROGRAM AND THE PERSONNEL DEDICATED TO THAT PROGRAM:

THE FOLLOWING, TOGETHER WITH ANY ATTACHMENTS, IS SUBMITTED AS AN MBE/WBE/DVBE PARTICIPATION PLAN.
1.	GOALS
A.	WHAT ARE YOUR MBE/WBE/DVBE PARTICIPATION GOALS?

MINORITY BUSINESS ENTERPRISES (MBEs)

WOMAN BUSINESS ENTERPRISES (WBEs)

DISABLED VETERAN BUSINESS

ENTERPRISES (DVBEs)

B.	WHAT IS THE ESTIMATED ANNUAL VALUE OF THIS CONTRACT WITH:

AT&T Midwest

AT&T West (NV)

AT&T West (CA)

AT&T East

AT&T Southwest

AT&T Yellow Pages

ASI (AT&T Advanced Solutions)

AT&T Datacomm

AT&T Long Distance

AT&T Telecom

AT&T Internet Services

AT&T MSI

AT&T Services

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C

AT&T Operations

Other

Note: Indicate dollar award(s) as it applies to this contract (i.e. Pacific Bell, SWBT, and/or Affiliate).

C.	WHAT ARE THE DOLLAR AMOUNTS OF YOUR PROJECTED MBE/WBE/DVBE PURCHASES?

MINORITY BUSINESS ENTERPRISES (MBEs)

WOMAN BUSINESS ENTERPRISES (WBEs)

DISABLED VETERAN BUSINESS

ENTERPRISES (DVBEs)

SEE MBE/WBE/DVBE CANCELLATION CLAUSE IN AGREEMENT FOR DEFINITIONS OF MBE, WBE, AND DVBE.
2.	LIST THE PRINCIPAL GOODS AND SERVICES TO BE SUBCONTRACTED TO MBE/WBE/DVBEs OR DELIVERED THROUGH MBE/WBE/DVBE VALUE-ADDED RESELLERS.
DETAILED PLAN FOR USE OF MBE/WBE/DVBEs AS SUBCONTRACTORS,
DISTRIBUTORS, VALUE-ADDED RESELLERS
For every product and service you intend to use, provide the following information. (attach additional sheets if necessary)

Company Name	Classification (MBE/WBE/DVBE)	Products/Services to be provided	$ Value	Date to Begin

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
3.	SUPPLIER AGREES THAT IT WILL MAINTAIN ALL NECESSARY DOCUMENTS AND RECORDS TO SUPPORT ITS EFFORTS TO ACHIEVE ITS MBE/WBE/DVBE PARTICIPATION GOAL(S). SUPPLIER ALSO ACKNOWLEDGES THE FACT THAT IT IS RESPONSIBLE FOR IDENTIFYING, SOLICITING AND QUALIFYING MBE/WBE/DVBE SUBCONTRACTORS, DISTRIBUTORS AND VALUE-ADDED RESLLERS.

4.	THE FOLLOWING INDIVIDUAL, ACTING IN THE CAPACITY OF MBE/WBE/DVBE COORDINATOR FOR SUPPLIER, WILL:
A.	ADMINISTER THE MBE/WBE/DVBE PARTICIPATION PLAN

B.	SUBMIT SUMMARY REPORTS

C.	COOPERATE IN ANY STUDIES OR SURVEYS AS MAY BE REQUIRED, IN ORDER TO DETERMINE THE EXTENT OF COMPLIANCE BY THE SUPPLIER WITH THE PARTICIPATION PLAN

NAME:

TITLE:

TELEPHONE NUMBER:

AUTHORIZED SIGNATURE:

DATE:

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Appendix D — MBE/WBE/DVBE Results Report
[Result Table*]
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Appendix E — Vendor Expense Policy — If Applicable
1.0 GENERAL
AT&T Vendor Expense Policy (VEP) provides guidelines to be followed by all vendors of AT&T in requesting reimbursement for business travel, meals and other business related expense. Expenses outside this policy are not reimbursable.
The following principles apply to requests for expense reimbursement:
When spending money that is to be reimbursed, vendors must ensure that an AT&T Company (“Company”) receives proper value in return. Prudent and proper judgment must be used in reporting and approving business expenses.
The concept that a vendor and their employees are ‘entitled’ to certain types or amounts of expenditures while conducting business with the Company is erroneous. Personal expenditures reported for reimbursement should be billed exactly as they were incurred. The use of averages for any type expenditure or combination of expenditures is not permitted except as specifically provided or documented in a contract.
Every vendor and AT&T employee who certifies or approves the correctness of any voucher or bill should have reasonable knowledge the expense and amounts are proper and reasonable. In the absence of the adoption of such policy, or existing contractual agreements, these guidelines are considered the minimum requirements for requesting reimbursement of Company funds. These policies should be included in any new or renewed contract with a contractor or consultant.
Deviations from this VEP must be approved in writing by the sponsoring Senior Manager or Officer of an AT&T company.
Employees should refer to the Section entitled “Payments” in the Schedule of Authorizations For Affiliates of AT&T Communications, Inc. for appropriate vendor invoice authorization approval levels.
Receipts should be requested and reviewed for any unusual or out of the ordinary expenses or where the approver cannot make a reasonable determination on the propriety of the transaction without a receipt.
The origination of a given expenditure for business purposes is the responsibility of the vendor incurring the expense and the authorization of that expense is the responsibility of the appropriate level of AT&T management in accordance with the Schedule of Authorizations For Affiliates of AT&T Communications, Inc.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
1.1 Non-Reimbursable Expenses
The following expenses are considered non-reimbursable:
•	Airline club membership fees, dues, or upgrade coupon

•	Meals not consistent with AT&T employee policy

•	Annual credit card fees

•	Barber/Hairstylist/Beautician Expenses

•	Car rental additional fees associated with high speed toll access programs

•	Car Washes

•	Entertainment expenses

•	Health Club and Fitness facilities

•	Hotel Safe rental

•	Upgrades on airline fees

•	Excessive tips, i.e., in excess of 15% of cost of meal or services, excluding tax

•	PC, cell phone, and other vendor support expenses

•	Meals not directly required to do business on the AT&T account (e.g. vendors cannot voucher lunch with each other simply to talk about AT&T)

•	In-flight drinks

•	Magazines & newspapers

•	Personal entertainment

•	Expenses associated with spouses or other travel companions

•	Office expenses of vendors

•	Surcharges for providing fast service (not related to delivery charges such as Fedex, UPS, etc.). AT&T expects all vendors to complete the terms of contracts in the shortest period practicable. Charges for shortening the timeframe in which contracts are fulfilled are not permissible.

•	Vendors may not submit expenses to cover meals or expenses for an AT&T employee, whether in a home location or on official travel

•	Travel purchased with prepaid air passes.

•	Birthday cakes, lunches, balloons, and other personal celebration/recognition costs

•	Break-room supplies for the vendor, such as coffee, creamer, paper products, soft drinks, snack food

•	Water (bottled or dispensed by a vendor)

•	Clothing, personal care, and toiletries

•	Laundry (except when overnight travel is required for 7 or more consecutive nights)

•	Flight or rental car insurance

•	Flowers, cards and gifts

•	Hotel pay-per-view movies, Video Games and/or mini bar items

•	High speed internet access in hotels (added to 3.5)

•	Lost luggage

•	Traffic or Parking Fines

•	Tobacco Products

•	Medical supplies

•	Membership fees to exercise facilities or social/country clubs

•	Movies purchased while on an airplane
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
•	Phone usage on airline unless business emergency
Failure to comply with the above mentioned restrictions will result in the Company refusing payment of charges or pursuing restitution from the vendor.
2.0 RESPONSIBILITIES
2.1 Vendor’s Responsibility
AT&T’s sponsoring client managers will ensure that vendors have been covered on this policy prior to incurring any expenditures. Vendors and their sponsoring client managers are responsible for clarifying any questions or uncertainties they may have relative to reimbursable business expenses.
It is mandatory that financial transactions are recorded in a timely manner. Out-of-pocket business expense(s) for vendors that are not submitted for reimbursement within 90 calendar days from the date incurred are considered non-reimbursable. Company managers who are responsible for approving reimbursable expenses of vendors should ensure they are submitted and approved in a timely manner.
2.2 AT&T Sponsoring Management Responsibility
Prior to authorizing reimbursement to the vendor for expenditures, it is the responsibility of the AT&T managers authorizing the payment to determine that:
•	The expenditure is reasonable and for a legitimate business purpose.
•	The expenditure complies with the policies contained in this document, the Code of Business Conduct, and other applicable Company practices.
•	All expenses are reviewed through Payment.Net or on form AT&T-4472APA and that expenses are prepared in accordance with proper accounting details.
In addition, the sponsoring AT&T managers are responsible for ensuring the Vendor Expense Policy has been communicated to each vendor, and that the information contained herein is proprietary/confidential information and ensures its security and confidentiality. The Vendor must agree to maintain this information in confidence.
3.0 TRAVEL POLICY
Vendors must first consider the feasibility of using videoconferencing or teleconferencing as an alternative to travel. Travel that is to be reimbursed by AT&T should be incurred only as necessary.
AT&T reserves the right to dispute any expense submittal and if not verifiable as valid may reject reimbursement. Reimbursements will be made to vendor only after expenses are verified as valid.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
3.1 Travel Authorization
Travel requiring overnight stays must be approved by the sponsoring AT&T senior manager (5th level or above) and should be approved only if it is necessary for the vendor to travel to perform required work.
3.2 Travel Reservations
Vendors are expected to procure the most cost efficient travel arrangements, preferably equivalent to the AT&T discount rate. AT&T does not reimburse for travel purchased with prepaid air passes.
3.3 Travel Expense Reimbursement
Vendor travel expenses incurred for company business are reimbursable only as specified in these guidelines. Travel expenses may include the following:
•	transportation (airfare or other commercial transportation, car rental, personal auto mileage, taxi and shuttle service)

•	meals and lodging

•	parking and tolls

•	tips/porter service (if necessary and reasonable)
Vendors who stay with friends or relatives or other vendor employees while on a Company business trip will NOT be reimbursed for lodging, nor will they be reimbursed for expenditures made to reciprocate their hospitality by buying groceries, being host at a restaurant, etc.
The expense must be ordinary and necessary, not lavish or extravagant, in the judgment of the AT&T sponsoring management. Any reimbursement request must be for actual expenditures only.
3.4 Air Travel Arrangements
Vendors must select lowest logical airfare (fares available in the market at the time of booking, preferably well in advance of trip to attain lowest possible airfare). Vendors shall book coach class fares for all domestic travel at all times. First class bookings are not reimbursable. Vendors can request business class when a single segment of flight time (“in air time” excluding layovers or ground time) is greater than 5 hours, or when flights are intercontinental.
3.5 Hotel Arrangements
AT&T has established Market-Based Room Rate Guidelines for vendors to reference when making hotel reservations (see Addendum A). Vendors are expected to abide by these guidelines when making hotel arrangements. AT&T will only reimburse vendors up to the established room rate guideline in each market, or for actual hotel lodging charges incurred, whichever is less.
There must be a strong business justification for incurring any cost for internet access, and a request for reimbursement must be accompanied by a detailed explanation regarding reason for charge.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Note: Vendors must indicate the number of room nights on the transaction line when invoicing for reimbursement of hotel expenses. Copies of all hotel bills must be made available for any invoice containing lodging charges.
3.6 Ground Transportation
While away from their home location overnight, vendors are expected to utilize rapid transit or local shuttle service. If the hotel provides a complimentary shuttle, vendors are to use this service before paying for transportation. If complimentary service is not provided a taxi or other local transportation is reimbursable as a business expense. Tips provided to taxi drivers cannot exceed 15% of the value of the total fare.
A rental car is appropriate when the anticipated business cost is less than that of other available public transportation. Except to the extent necessary to accommodate several travelers and/or luggage requirements, vendors will not be reimbursed for automobile rentals other than economy or mid-sized/intermediate models.
“Loss Damage Waiver” and “Extended Liability Coverage” are not considered reimbursable. Prepaid fuel or refueling charges at the time of return are not reimbursable.
Rental cars should be refueled before returning to the rental company, since gas purchased through the rental company carries an expensive refueling service charge.
3.7 Use of Personal Vehicle
When use of personal vehicle is required, the currently applicable IRS mileage rate for miles driven for the business portion of the trip should be the maximum used to determine the amount to be reimbursed.
3.8 Parking
If airport parking is necessary, vendors must use long term parking facilities. Additional costs for short term, valet or covered parking are not reimbursable.
3.9 Entertainment
Entertainment expense is not reimbursable to vendors. Entertainment includes meal expense involving AT&T personnel, golf fees, tickets to events and related incidental expenses. Hotel charges for a pay-per-view movie, individual sightseeing tours, or other individual activities (i.e., golf, sporting event, movie, etc.) are not reimbursable.
3.10 Laundry and Cleaning
Reasonable laundry charges during business trips of seven or more consecutive nights are reimbursable based on actual expenses incurred.
3.11 Communications
The actual cost of landline telephone calls for AT&T business are reimbursable. The use of AT&T products is required when available.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
AT&T will not reimburse vendors for cell phone bills. With prior consent of the sponsoring AT&T Senior Manager, only individual calls that exceed a vendor’s rate plan that are necessary to conduct business for AT&T may be reimbursed.
Charges for high speed internet access are not reimbursable.
3.12 Business Meals (Travel and Non-Travel)
Vendors are expected to find reasonably priced dining alternatives. As a general rule, vendors are expected to spend $42.00 or less per day inclusive of tax and gratuity. This includes all meals, beverages and refreshments purchased during the day. Requests for reimbursement should break out the amount for meals and list the related number of travel days. If breakfast is offered as part of the hotel accommodation rate, no additional reimbursement will be permitted for breakfast. Vendors may not submit expenses to cover meals or expenses for an AT&T employee, whether in a home location or on official travel.
AT&T managers authorizing invoices will be held accountable for ensuring that vendors are following this policy and are spending Company funds economically.
3.13 Flowers, Greeting Cards, Gifts and Incentive Awards
The cost of gifts, flowers, birthday lunches, or greeting cards is considered a personal expense and is not reimbursable. For example, vendors making a donation or providing a gift for a fund-raiser for AT&T may not submit such an expense to AT&T for reimbursement.
3.14 Loss or Damage to Personal Property
The Company assumes no responsibility for loss or damage to a vendor’s personal property during business functions or hours.
3.15 Publications
Subscriptions to or purchases of magazines, newspapers and other publications are not reimbursable.
ADDENDUM A
2006 AT&T Hotel Room Rate Only Guidelines

City	State	Guideline	City	State	Guideline	City	State	Guideline	City	State	Guideline
Anchorage	AK	$225	Orlando	FL	$110	Minneapolis	MN	$135	Oklahoma City	OK	$110
Fairbanks	AK	$155	Tampa	FL	$155	Cape Girardeau	MO	$90	Tulsa	OK	$90
Ketchikan	AK	$155	Alpharetta	GA	$155	Chesterfield	MO	$90	Pittsburg	PA	$135
Fayetteville	AR	$90	Atlanta	GA	$135	Creve Coeur	MO	$90	Memphis	TN	$110
Hot Springs	AR	$90	Augusta	GA	$135	Earth City	MO	$90	Nashville	TN	$110
Little Rock	AR	$90	Lawrenceville	GA	$90	Fenton	MO	$110	Abilene	TX	$110
North Little Rock	AR	$90	Norcross	GA	$110	Festus	MO	$90	Amarillo	TX	$110
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C

City	State	Guideline	City	State	Guideline	City	State	Guideline	City	State	Guideline
Mesa	AZ	$135	Alton	IL	$90	Jefferson City	MO	$90	Austin	TX	$110
Phoenix	AZ	$135	Arlington Heights	IL	$110	Joplin	MO	$90	Beaumont	TX	$90
Tempe	AZ	$110	Chicago	IL	$135	Kansas City	MO	$110	Bedford	TX	$110
Tucson	AZ	$135	Collinsville	IL	$90	Maryland Heights	MO	$90	Corpus Christi	TX	$110
Anaheim	CA	$110	Downers Grove	IL	$90	Pacific	MO	$90	Dallas	TX	$135
Arcadia	CA	$155	Hoffman Estates	IL	$110	Poplar Bluff	MO	$90	El Paso	TX	$110
Bakersfield	CA	$90	Joliet	IL	$90	Sikeston	MO	$90	Harlingen	TX	$90
Barstow	CA	$135	Matteson	IL	$90	Springfield	MO	$90	Hereford	TX	$90
Buena Park	CA	$110	Mt. Vernon	IL	$90	Saint Louis	MO	$110	Houston	TX	$135
Burbank	CA	$135	Oak brook	IL	$135	Durham	NC	$135	Irving	TX	$110
Burlingame	CA	$175	Oak Lawn	IL	$110	Basking Ridge	NJ	$175	Lubbock	TX	$90
Carson	CA	$110	Peoria	IL	$90	Bridgewater	NJ	$200	McAllen	TX	$90
Chico	CA	$90	Rosemont	IL	$135	Cranbury	NJ	$155	Odessa	TX	$90
Corona	CA	$110	Schaumburg	IL	$110	Edison	NJ	$135	Paris	TX	$90
Culver City	CA	$110	Springfield	IL	$90	Iselin	NJ	$155	Plano	TX	$110
Dublin	CA	$110	West Dundee	IL	$90	Morristown	NJ	$175	Richardson	TX	$135
Eureka	CA	$90	Willowbrook	IL	$90	Parsippany	NJ	$175	San Antonio	TX	$135
Fresno	CA	$110	Anderson	IN	$90	Piscataway	NJ	$135	The Woodlands	TX	$135
Garden Grove	CA	$110	Bloomington	IN	$110	Princeton	NJ	$135	Tyler	TX	$90
Hayward	CA	$90	Columbus	IN	$90	Red Bank	NJ	$135	Victoria	TX	$90
Irvine	CA	$135	Crawfordsville	IN	$90	Secaucus	NJ	$110	Waco	TX	$90
Long Beach	CA	$135	Ft. Wayne	IN	$90	Short Hills	NJ	$250	Salt Lake City	UT	$135
Los Angeles	CA	$135	Indianapolis	IN	$155	Somerset	NJ	$135	Chantilly	VA	$155
Milpitas	CA	$110	Marion	IN	$90	Teaneck	NJ	$200	Arlington	VA	$250
Montebello	CA	$110	Merrillville	IN	$90	Tinton Falls	NJ	$135	Fairfax	VA	$175
Oakland	CA	$135	New Albany	IN	$90	Warren	NJ	$155	Falls Church	VA	$225
Ontario	CA	$110	South Bend	IN	$90	Whippany	NJ	$200	Sterling	VA	$155
Pasadena	CA	$155	Overland Park	KS	$90	Pahrump	NV	$90	Vienna	VA	$200
Pleasanton	CA	$135	Topeka	KS	$90	Reno	NV	$110	Bellevue	WA	$155
Rancho Cordova	CA	$135	Wichita	KS	$90	Buffalo	NY	$135	Seattle	WA	$155
Riverside	CA	$135	Baton Rouge	LA	$110	New York	NY	$375	Appleton	WI	$90
Sacramento	CA	$110	New Orleans	LA	$155	Syracuse	NY	$135	Brookfield	WI	$110
San Carlos	CA	$110	Boston	MA	$250	White Plains	NY	$200	Eau Claire	WI	$90
San Diego	CA	$135	Cambridge	MA	$200	Tarrytown	NY	$200	Milwaukee	WI	$90
San Francisco	CA	$200	Framingham	MA	$155	Vestal	NY	$175	New Berlin	WI	$90
San Gabriel	CA	$135	Tewksbury	MA	$110	Canton	OH	$90	Oak Creek	WI	$90
San Jose	CA	$135	Ann Arbor	MI	$90	Cleveland	OH	$110	OshKosh	WI	$90
San Leandro	CA	$135	Deaborn	MI	$90	Columbus	OH	$135	Pewaukee	WI	$110
San Luis Obispo	CA	$110	Detroit	MI	$135	Cuyahoga	OH	$110
San Ramon	CA	$200	Flint	MI	$90	Dayton	OH	$90
Santa Ana	CA	$110	Grand Blanc	MI	$90	Dublin	OH	$110
Stockton	CA	$90	Grand Rapids	MI	$90	Grove City	OH	$90
Torrance	CA	$110	Grandville	MI	$110	Hillsboro	OH	$110
Walnut Creek	CA	$155	Lansing	MI	$110	Hudson	OH	$90
Denver	CO	$155	Livonia	MI	$110	Independence	OH	$110
Meriden	CT	$110	Marquette	MI	$90	Lancaster	OH	$90
New Haven	CT	$135	Plymouth	MI	$110	Pinkerington	OH	$90
Windsor	CT	$110	Port Huron	MI	$90	Poland	OH	$90
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C

City	State	Guideline	City	State	Guideline	City	State	Guideline	City	State	Guideline
Washington	DC	$250	Saginaw	MI	$90	Reynoldburg	OH	$90
Wilmington	DE	$200	Saint Ignace	MI	$90	Richfield	OH	$90
Coral Gables	FL	$225	Southfield	MI	$135	Springfield	OH	$90
Ft. Lauderdale	FL	$155	Stevenville	MI	$90	Toledo	OH	$90
Jacksonville	FL	$135	Troy	MI	$90	Youngstown	OH	$90
Miami	FL	$110	St Louis Park	MN	$110	Muskogee	OK	$90
Cities not listed on this Top City Hotel Room Rate Only Guideline Matrix, default to $110.00 nightly rate
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Appendix F — Additional Requirements
In connection with performing its obligations under this Agreement, Supplier and AT&T shall each, at its own expense, be responsible for compliance with all foreign, federal, state and local laws, rules and regulations including but not limited to The Telephone Consumer Protection Act and the Telemarketing and Consumer Fraud and Abuse Prevention Act and all rules and regulations issued thereunder (individually and collectively referred to as “Telemarketing Rules”). Supplier will notify AT&T of any lawsuit or any complaint, including any inquiry of any federal or state government agency having jurisdiction, alleging any violation of or non-compliance with the Telemarketing Rules.
a.	Do Not Call Procedures
1.	AT&T’s Responsibilities:
i.	AT&T shall be responsible for excluding all AT&T customers who have requested to be placed on AT&T’s internal do not call lists from customer lists furnished by AT&T to Supplier.
2.	Supplier’s Responsibilities:
i.	Supplier shall comply with all state, federal, and Direct Marketing Association (DMA) rules in regard to Do Not Call (DNC) lists and procedures.

ii.	Supplier shall obtain all state, federal, and DMA lists directly from these entities. Supplier shall obtain required updates to the DNC lists at the time intervals required by the respective entity.

iii.	Supplier shall load the state, federal, and DMA DNC lists into the Supplier’s server on time and in compliance with any timing intervals required by state or federal laws. Prior to calling customers, Supplier shall scrub all lists provided by AT&T and any lists obtained from other sources against all state, federal, and DMA DNC lists. Supplier shall remove all matches from its calling lists and shall not call any such matches. Supplier shall not call any outbound leads that match state, federal, or DMA DNC lists.

iv.	Supplier shall report to AT&T any matches found between lists provided by AT&T and state, federal and DMA DNC lists (“Matched Leads”). Supplier shall report to AT&T the customer telephone number, the AT&T list on which the matching names appear, and the DNC list on which the matching names appear.

v.	Supplier shall return Matched Leads to AT&T. Supplier shall not call Matched Leads or provide Matched Leads to any other entity. Supplier shall return Matched Leads via the normal lead close process. Supplier shall close out Matched Leads and mark them as non-contacts.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
vi.	Supplier shall provide AT&T with a list of all customers, including their names and telephone numbers, who have indicated to Supplier a desire to be excluded from future AT&T telephone or written solicitations, or who have indicated that they have signed up for a federal or state DNC list, so that AT&T may update its internal do not call lists.

vii.	Supplier represents and warrants that it shall strictly comply with the foregoing procedures and that it shall reimburse AT&T for the cost of AT&T’s defense and for any and all remedies, fines or penalties of any kind that may be imposed on AT&T arising from or related to Supplier’s breach of its warranty to ensure that all calling lists have been reviewed against the applicable state, federal and DMA DNC lists and that all Matched Leads have been removed from the calling lists prior to the commencement of any telemarketing. Failure of Supplier to comply with the foregoing provisions will be considered a material breach of the Agreement, and AT&T may, in addition to all other available legal and equitable remedies, immediately Cancel the Agreement and/or any applicable Order for default, without incurring any Liability whatsoever to Supplier for such Cancellation.
b.	Retention of Records

Supplier shall maintain, in accordance with the requirements of the Telemarketing Rules, for a minimum period of [*] months from the date of any sale of Telecommunications Services hereunder, the name (including any fictitious name used), the last known home address and telephone number, and job title of all current and former employees of Supplier directly involved in any such sale. In addition, Supplier is also responsible for maintaining for a minimum period of [*] months from the date of sale of any Telecommunications Service, the following records.
1.	backup audio-tapes of all audible sales confirmations; and

2.	electronic records reflecting sales information, tracked by specific customer and product sold.
All such Customer order information must be maintained for the period specified above and Supplier must have the capability to retrieve such information within [*] business days of AT&T’s request. The foregoing record retention requirements shall not be deemed to relieve or delegate AT&T’s responsibilities and obligations under the Telemarketing Rules, including without limitation, the obligation to retain customer sales records in accordance with 16 CFR Part 310.5.

c.	Site and Operations Review

For purposes of ensuring compliance with this Appendix, AT&T shall be entitled to, upon [*] hours advance notice to Supplier and during business hours, interview and/or observe Supplier’ s people performing Services. In addition, Supplier grants to AT&T the right from time to time, without advance notice, to enter Supplier’s premises either in person or through the use of remote telephone monitoring (shadow monitoring) capabilities during normal business hours for the purpose of observing Supplier’s personnel in their performance of marketing and selling Telecommunications Services; provided, however, AT&T shall not unreasonably interfere with Supplier’s business operations, including the marketing and selling of Telecommunications Services. Furthermore, Supplier grants to AT&T the right, without advanced notice, to enter Supplier’s premises to audit data handling processes and storage.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
AT&T also reserves the right to audit any and all records, information or materials of Supplier pertaining to the Services provided hereunder and to review SR performance reports and length of service records of SRs assigned to perform Services under this Agreement on behalf of AT&T. AT&T shall provide [*] hours’ notice, verbal or written, of its intent to conduct said audit and/or review.

d.	Use of Data

Data files, including but not limited to customer lists, customer account information, correspondence and other records are considered Confidential Information and will remain the sole property of AT&T and/or its parent company, subsidiaries or affiliates. Supplier acknowledges the importance of maintaining security and confidentiality of all AT&T data files and agrees to prevent unauthorized transfer, disclosure, or use of these data files by any person or entity not a party of this Agreement. AT&T may monitor the use of these data files in any manner to prevent the improper or unauthorized use of the data, and such monitoring may include, but is not limited to, onsite inspection of the entire Supplier facility at any time. AT&T may use decoy names and addresses. Supplier agrees to ensure that it will not retain, after completion of any job in connection with which data files were provided, all or any portion of the data files, except customer sales records as described in Appendix F (b), “Retention of Records,” of this Appendix, in any manner whatsoever, nor permit any parent, subsidiary, affiliate, third party, agent, employee or contractor, or their respective agents or employees to do so unless prior written permission is obtained from a duly authorized representative of AT&T. Supplier may not use the data files for any purpose other than in connection with the work performed under this Agreement.

e.	Customer Complaints

Supplier shall notify AT&T of any customer complaints received by Supplier arising out of or as a result of Services provided by Supplier. Supplier shall use diligent efforts to resolve the complaint at no additional cost to AT&T within [*] hours of receipt thereof, whether notified thereof by the customer or AT&T. AT&T shall use reasonable efforts to cooperate with Supplier in resolving such disputes, including providing any information in its possession pertaining to the customer’s account records, as necessary. If Supplier has not resolved a customer complaint, to the extent it involves AT&T Telecommunications Services within [*] business hours of receipt thereof, AT&T may intervene and resolve such complaint to the customer’s satisfaction. If the customer’s complaint arises from Supplier’s error, Supplier shall use its best efforts to correct the error; provided, however, Supplier shall secure the prior consent of AT&T’s Telemarketing Vendor Manager or his/her designee before proposing a solution to the customer which would impose any obligation on AT&T. Supplier’s failure to courteously and professionally represent AT&T and/or promptly and fairly resolve customers’ complaints shall constitute a material breach of this Agreement.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
f.	Training

Supplier shall be responsible for training its personnel, including additional training upon the introduction of new Telecommunications Services, provided AT&T furnishes to Supplier required source training material. Supplier will provide to AT&T a written statement and assurance that its personnel have successfully completed AT&T’s training requirements before permitting its personnel to promote, market and sell Telecommunications Services. In addition, Supplier shall be responsible for all attrition training. As part of its training responsibilities, Supplier shall notify its personnel of any changes in Telecommunications Services, including any changes in rates for Telecommunications Services and the effective date thereof within [*] hours of receipt of such notice from AT&T.

g.	Price Lists and Information

AT&T shall supply Supplier with information necessary for the marketing and promoting of Telemarketing Services, such information not to be unreasonably withheld. All such information furnished hereunder shall be subject to the confidentiality and use restrictions set forth in Section 3.16 Information, hereof. AT&T reserves the right in its sole discretion to add, change or withdraw Telecommunications Services at any time. AT&T shall provide advance notice to Supplier of any changes, from time-to-time, of availability, dates and locations of Telecommunications Services as well as potential changes to rates or charges. AT&T further agrees to review and approve in a timely manner all materials developed by Supplier for accuracy of information and consistency with AT&T’ systems and procedures, consent not to be unreasonably withheld.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Appendix G — Worker Agreement
Worker Agreement
1.	This Agreement is between AT&T and the individual named below (“Worker”) who will provide services for the benefit of AT&T under the terms and conditions of the agreement named below between AT&T and Worker’s employer (“Supplier”) as an employee or independent contractor of Supplier. This Agreement covers Worker’s services to be provided for the benefit of AT&T.

2.	Worker acknowledges and agrees that Worker’s opportunity to work for the benefit of AT&T and receive payment for the same are contingent on Worker’s acceptance and compliance with the provisions of this Agreement.

3.	Worker understands that during the course of Worker’s work with AT&T, Worker may have access to “Information” that belongs to AT&T, its customers, or other parties and may be subject to laws regarding secrecy of communications and that unauthorized disclosure of such Information may be harmful or prejudicial to the interest of AT&T. Such “Information” may be in written, graphic or other tangible form. The term “Information” includes, but is not limited to: all proposals, research, records, reports, recommendations, manuals, findings, evaluations, forms, reviews, information, or other material or data originated or prepared by Supplier in the performance under the agreement named below between AT&T and Supplier. Additionally, the term “Information” includes customer information that includes, but is not limited to: customer name, address, phone number, information concerning a customer’s calling patterns, unlisted customer numbers, aggregate customer data with individual identifying information deleted, and “customer proprietary network information” which includes information available to AT&T by virtue of the AT&T’s relationship with it’s customers as a provider of telecommunications service and may include: the quantity, technical configuration, location, type, destination, amount of use of telecommunications service subscribed to, and information contained on the telephone bills of AT&T’s customers pertaining to telephone exchange service or telephone toll service received by a customer of AT&T. Worker acknowledges and agrees:
a.	That all such Information remains the exclusive property of AT&T and Worker agrees to return all copies of such Information to AT&T at AT&T’s request;
b.	That unless such Information was previously known to Worker free of any obligation to keep it confidential, or has been or is subsequently made public by AT&T or a third party, it shall be kept confidential by Worker, shall be used only in performing under the agreement named below between AT&T and Supplier, and may not be used for other purposes except such terms as may be agreed upon between AT&T and Supplier in writing;
c.	Not to disclose, copy, publish, or in any way use, directly or indirectly, such Information for Worker’s purposes or the purposes of others, unless such disclosure or use is required for the performance of services for AT&T under this Agreement or unless such disclosure or use is expressly authorized in writing by AT&T;
d.	To keep such Information in a secure environment to prevent the inadvertent disclosure of such Information to others; and
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
e.	Upon the cancellation or termination of this Agreement to promptly deliver to Supplier all Information furnished to Worker in connection with the performance of Services under this Agreement.
4.	Worker understands that during the course of Worker’s engagement with AT&T, Worker may have contact with AT&T’s customer(s). Worker acknowledges and agrees:
a.	That contact by Worker of AT&T’s customer(s) shall be solely for the purpose of performing under the agreement named below between AT&T and Supplier;
b.	That prior to Worker initiating contact in any form with AT&T’s customer(s) pursuant to this Agreement, Worker must be in receipt of a script, creative media or recital, as applicable, approved by AT&T, that details specifically what will be communicated during the contact with AT&T’s customer(s);

c.	That during contact with AT&T’s customer(s), Worker will not change or otherwise deviate from the approved script, creative media or recital without the prior written approval of AT&T; and

d.	Not to use any “customer proprietary network information” as defined in paragraph 3 of this Agreement to market or otherwise sell any other service or equipment to AT&T’s customers. As used herein the term “equipment” includes, but is not limited to, various telephone sets and adjunct devices.
5.	Worker agrees to not engage in any fraudulent practices, including, but not limited to, cramming or slamming.
a.	cramming occurs when charges for products or services a customer hasn’t ordered or may not have ever received appear on their bill.

b.	slamming is the unauthorized and illegal changing of a consumer’s or business’ telecommunications service provider without his or her knowledge or permission. It can affect local and long-distance service provider choices.
6.	This Agreement shall be effective as of the date executed below, and shall remain in effect notwithstanding Worker’s termination of employment with Supplier or termination of Worker’s engagement with AT&T.

7.	The interpretation of this Agreement shall be governed by the laws of the State of Texas.

8.	In the event that a court of competent jurisdiction rules that any portion of this Agreement is invalid or unenforceable, then the remaining portions shall remain in full force and effect.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C

Worker:		Date:

Signature

Printed Name:		Employee Number:

Name of Supplier:

Number of Agreement between AT&T and Supplier:

Effective Date of Supplier Agreement:
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Appendix H — Quality Assurance Standards and Guidelines
This Appendix sets forth certain quality assurance standards and guidelines that may be applicable to all Material and Services provided to AT&T by Supplier and pursuant to an Order(s) issued hereunder. The term “Representative” shall mean Supplier’s Representative, also may be known as Customer Care Employee “CCE”, Customer Care Associate “CCA”, or Customer Service Representative “CSR”, etc. as designated in the Order. Whenever the term “telemarketing” shall appear, it shall also mean “teleservices”.
Notwithstanding anything contained herein, AT&T may at any time waive or modify any or all of the following quality assurance standards and guidelines, at the sole discretion of AT&T. Such waiver or modification shall only apply if specifically provided for in writing by AT&T in an Order issued pursuant to this Agreement.
AUTOMATIC OR PREDICTIVE DIALING
Supplier agrees to provide automatic or predictive dialing capability as required by AT&T for all outbound Programs. Supplier’s abandonment rate for calls utilizing predictive dialers shall not exceed DMOQs set forth in the Order or Direct Marketing Association (“DMA”) Guidelines whichever is lower.
BUSINESS CONTINUITY/DISASTER RECOVERY
1.	Prior to the commencement date of this Agreement, Supplier shall provide AT&T with a written Business Continuity Plan (hereinafter “Plan”) as described below, which is subject to AT&T’s review and acceptance. Once accepted by AT&T, Supplier shall not amend or modify such Plan without AT&T’s express written consent. Such Plan shall include procedures to allow conversion to an alternate manual or mechanized operation within fifteen (15) minutes of a major service affecting interruption (e.g., power outage, weather-related shut downs, etc.). In the event any telecommunications services or processes are not operating properly, Supplier shall take immediate action in accordance with Supplier’s approved Plan to rectify the disruption. Such Plan, once agreed to and accepted by AT&T, shall be incorporated by reference to this Agreement.
The Plan shall specify service and network procedures and safeguards, including:
•	Adherence to AT&T’s Disaster Recovery and Incident Management Standards Checklist shown on Attachment 1.

•	Primary and secondary center and system support contacts. This list shall include Contact name, title, Contact’s business phone and home phone numbers, and pager and cellular numbers if applicable. Any changes shall be immediately reported to AT&T.

•	A reliability design known as “N+1” which has a minimum of N+1 Universal Power Supply (“UPS”) with N+1 battery power feed to supply uninterrupted power service in the event commercial Alternating Current (“AC”) is lost. The UPS feed shall provide adequate power sufficient to allow time for emergency AC generators to be successfully engaged. The emergency generators shall operate until commercial power is restored.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
•	Adequate fire suppression equipment and systems at all locations where AT&T Work is performed per local regulatory or governmental codes.
•	Appropriate documented evacuation plans and procedures.
2.	Supplier shall notify AT&T within [*] of a service affecting interruption.

3.	Every 12th month, Supplier shall perform a comprehensive assessment of its Plan for service and disaster recovery preparedness, and present its findings and recommendations to AT&T for AT&T’s approval within thirty (30) days of completion of the assessment. The assessment shall be performed by a professional disaster recovery specialist accredited by the Disaster Recovery Institute, or equivalent. Upon approval by AT&T, Supplier shall promptly make, at its sole cost and expense, such recommendations to the Plan, or such other changes that AT&T may require.
DATA ENTRY
Supplier warrants that all data entry received will be “accurate” when submitted for processing. An order is accurate if there is no deviation between the original customer request and the actual order issued and the order contains all information necessary to process such order. Supplier shall document the quality of orders by using error management reports and comparing, in a daily sample, the actual records of customer request to the actual order issued to determine accuracy of Work performed. AT&T may assess order accuracy according to its sales validation process.
MASTER DATA CONNECTION AGREEMENT (“MDCA”) REQUIREMENT
Supplier agrees to sign AT&T’s Master Data Connection Agreement (“DCA”) which will be provided by AT&T and which describes the details of the data network connectivity between the two companies, including support contacts, roles and responsibilities and communication media. This DCA shall be in such form and with such terms and conditions as may be required by AT&T.
DEDICATED EMPLOYEES
Supplier shall perform the Work using dedicated employees (“Dedicated Employee”). A “Dedicated Employee “ is defined as Supplier’s employees, including Representatives, supervisors, trainers, quality analysts, etc. who shall only work on AT&T’s Program(s) defined in an Order(s) issued under this Agreement.
If specifically provided for in an Order, the Work may be performed by a “Shared Employee” as described below:
(a)	Supplier’s Representatives and other employees specified by AT&T may work on other AT&T Program(s) described in other Order(s) while working on the Program(s) specified in the Order; or
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
(b)	Supplier’s Representatives and other employees specified by AT&T may work on other AT&T and/or non-AT&T Program(s) while working on the Program(s) specified in the Order.
IN-CONTROL PROCESS REVIEW
In-Control Process Review may be conducted by AT&T with Supplier. Supplier agrees to cooperate with AT&T in all respects to any such process review. This process has been designed to provide reasonable assurance regarding the achievement of objectives in the following categories:
•	Effectiveness and efficiency of operations

•	Reliability of financial reporting

•	Compliance with applicable laws and regulations
In-Control Process Reviews may be shared with Supplier at AT&T’s sole discretion. In instances where significant or material control deficiencies are encountered, Supplier shall respond with a corrective action plan, for AT&T’s approval, no later than [*] working days following the review of findings or such other times as may be designated by AT&T. The corrective action plan shall describe specific time frames and work plans to correct the control deficiencies, and shall assign a single point of contact/responsibility for correcting the deficiencies. If such plan does not meet AT&T’s approval, Supplier shall promptly make, at its sole cost and expense, any changes and/or modifications to the Plan that AT&T may require. The issuance and/or acceptance by AT&T of such plan shall not relieve Supplier of any of its performance obligations herein or described in AT&T’s Orders nor shall it excuse any liability for damages caused by Supplier’s failure to comply with any terms of this Agreement.
MARKET DATA
Supplier shall obtain, retain and provide to AT&T upon request the market data and customer information that AT&T determines is reasonably required to conduct its business, including, but not limited to, such information described in an Order.
QUALITY AUDITS
AT&T reserves the right, at its expense, to conduct quality control reviews operational audits and performance reviews of the marketing and related activities performed by Supplier under this Agreement. Such reviews may be done at any time during business hours by (1) visiting the facility where the Work is performed; and (2) verifying Work quality levels; and/or (3) conducting daily remote observations and other activities reasonably related to obtaining information for quality control review purposes. Supplier agrees to cooperate fully with AT&T in any review AT&T may perform, including providing AT&T with information and explaining procedures and operations about which AT&T may have questions.
STAFFING
a)	Staffing Requirements:
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Supplier represents and warrants its Representatives shall possess the following minimum skill sets:
•	Excellent verbal communication (clear, crisp speech)
•	Excellent judgment and decision making skills
•	Good keyboard typing/PC skills
•	Rudimentary mathematics skills, including but not limited to the ability to calculate and/or re-rate consumer bills
•	High attention to detail
•	Ability to overlap skills
•	Minimum of a high school degree
•	Good listening skills
b)	Span of Control:
Unless otherwise directed in an Order, Supplier shall maintain at least [*] supervisor to [*] Representatives. AT&T must approve any span of control that is greater than [*] supervisor to [*] Representatives in advance and in writing.
c)	System Site Trouble Coordinator:
a.	Required Skills: Supplier shall designate a System Site Trouble Coordinator (“Trouble Coordinator”) at each location possessing the following skills:
i.	Working knowledge of AT&T’s Methods & Procedures Manual (“M&Ps”).

ii.	Good customer telephone techniques

iii.	Excellent trouble shooting skills (e.g. determining the difference between user error and system error)

iv.	Knowledge of the trouble reporting and escalation procedures when calling AT&T

v.	Knowledge of AT&T applications and appropriate M&Ps

vi.	Knowledge of Supplier’s internal network

vii.	Knowledge of AT&T’s ID administration process
b.	Responsibilities: The Trouble Coordinator will have the responsibility to ensure that all system problems are reported to AT&T. The Trouble Coordinator must provide the following information to the AT&T when reporting trouble:
i.	A description of the problem (e.g. multiple examples should be provided as appropriate), the name of the implicated hardware or devices (e.g., presentation server, application server, etc.), the specific error message, the customer account number (if appropriate), the scope of the problem (e.g., number of users experiencing the problem), User ID of the user experiencing the problem, the steps taken to log on to the system in question, and an explanation of the steps/key strokes taken prior to the problem.

ii.	The Trouble Coordinator must first attempt to recreate the problem and document it with an example before calling the AT&T. This may help to determine if the problem is system driven, user driven, or M&P driven. If the Trouble Coordinator is unable to recreate the problem, the Trouble Coordinator should still contact the AT&T for counsel and determine if a trouble ticket should be created.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
iii.	If additional information is needed, after the trouble ticket is created, Supplier must respond back to AT&T within [*] hours. The additional information must have the trouble ticket number from when Supplier originally contacted the AT&T.
d)	Technical Project Team:
Supplier shall assign a Technical Project Team and a Technical Project Manager with expertise in the systems and software utilized for the Work.
e)	Staffing Control:
AT&T may, at any time, request immediate removal and replacement of any Representative(s), or other employee of Supplier (e.g. trainers, supervisors, etc.) for performance reasons. Supplier shall, at Supplier’s sole expense, remove and replace such Representative(s) or employee(s). Supplier shall not reassign such Representative(s) or employee(s) to any AT&T Program(s).
f)	Point of Contact:
Supplier shall provide a single point of contact that AT&T may contact to resolve all issues related to the Work. This individual shall be knowledgeable about daily operational issues, possess good interpersonal skills, and have the ability and authority to discuss, investigate and resolve Work related issues. AT&T recommends that Supplier appoint an individual with these qualifications at each location.
USE OF AT&T TELECOMMUNICATION SERVICES
Supplier shall conduct all Services for AT&T utilizing AT&T’s voice and data lines. These services must be acquired through the appropriate AT&T Account Team and not through a reseller of AT&T’s services. Supplier shall provide sufficient documented support to satisfy these requirements, and will be subject to audits.
VOICE AND APPLICATION ACCESS- QUALITY MONITORING REQUIREMENTS
Supplier shall provide AT&T, pursuant to applicable law, with a means to remotely monitor (i.e. provide remote access to its trunk lines in order to randomly monitor calls handled by Supplier’s Representatives) calls handled at Supplier’s facilities without the intervention of Supplier’s personnel to insure adherence to AT&T’s standards for quality and customer satisfaction. Quality requirements include, but are not necessarily limited to, positioning the offer, AT&T branding, not making false claims, appropriate notification to Customer of fulfillment time for service.
Supplier shall make the necessary system and process changes at no cost to AT&T to insure that Representatives are not aware that AT&T’s quality observer is monitoring the Representatives calls. However, Supplier shall ensure that Representatives are aware that from to time to they may be observed without them knowing. At a minimum, Supplier shall monitor every Representative every
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
[*] calling days, or such other intervals as may be directed by AT&T in an Order, for compliance with the standards set forth in this Agreement.
If requested by AT&T, Supplier shall, at no cost to AT&T, provide AT&T with the capability to remotely view the Representatives use of systems when servicing a call. Supplier agrees that these remote views shall provide real-time images of the Representatives workstation desktop, enabling the observer to correlate the Representatives flow through system screens with the conversation of the monitored call. Such capability shall be implemented by Supplier within a mutually agreed upon timeframe.
Supplier shall provide a list of IDs and locations of Representatives who are currently logged into the Supplier’s systems and who are handling customer inquiry calls for AT&T within [*] or less when requested by AT&T’s quality monitoring observers. Supplier shall provide such list via secured web access or via access to Supplier’s workforce management system.
WORK LOCATIONS
Supplier shall perform the Work at the location(s) specifically set forth in an Order. If Supplier requests that the Work be performed at another Supplier location(s), Supplier shall obtain sixty (60) days prior written authorization from AT&T for such call flow change and such change shall be at Supplier’s sole and exclusive cost. The notification shall include Supplier’s migration plan recommendations that shall include running parallel processes to guarantee DMOQs are met. AT&T reserves the right to accept and/or reject such request at its sole discretion.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Appendix I — Agreement Regarding Non-Employment Status with AT&T
This Agreement (“Agreement”) dated ___is made by the individual named below (“I” or “me”), who is engaged to perform work at ___[Insert name of AT&T company that worker will be doing work for.]___(“AT&T Company”), as a worker of ___ (“Supplier”) under the terms and conditions of the agreement named below, between Supplier and <!AT&T!> .
I.	Status

I have been engaged by Supplier to provide services to AT&T Company. I may be hired by Supplier as a full or part-time employee, a temporary worker, or as an independent contractor. I understand that no employment relationship between me and the AT&T Company is created by this Agreement or by my agreement with the Supplier to provide services to Supplier or AT&T Company.

I acknowledge and agree that Supplier shall be solely responsible for all payments to me including payment of compensation, premium payments for overtime, bonuses, and other incentive payments, if any, and payments for vacation, holiday, sick days or other personal days, if any. Also, I will be solely responsible for negotiating and agreeing with Supplier for participation in any Supplier benefit plans, including any pension, savings, or health and welfare plan. Unless AT&T Company expressly provides otherwise in writing, I further understand and agree that I am not eligible to participate in or receive any benefits under the terms of the AT&T Company’s pension plans, savings plans, health plans, vision plans, disability plans, life insurance plans, stock option plans, or any employee benefit plan sponsored by the AT&T Company for any period of time. I understand and agree that the cash payments and benefits which I receive from Supplier shall represent the sole compensation to which I am entitled, and that Supplier will be solely responsible for all matters relating to compliance with all employer tax obligations arising from the performance of Services in connection with this Agreement. These tax obligations include but are not limited to the obligation to withhold employee taxes under local, state and federal income tax laws, unemployment compensation insurance tax laws, state disability insurance tax laws, social security and Medicare tax laws, and all other payroll tax laws or similar laws.

I.	Work Policies and Rules
1.	I agree that during the performance of my services I will not violate AT&T Company work rules and policies, including but not limited to those specified in the AT&T Code Of Business Conduct.
2.	I understand that it is my responsibility to ensure that my personal conduct and comments in the workplace support a professional environment which is free of inappropriate behavior, language, joke or actions which could be perceived as sexual harassment or as biased, demeaning, offensive, derogatory to others based upon race, color, religion, national origin, sex, age, sexual orientation, marital status, veteran’s status or disability. I further agree to refrain from words or conduct that is threatening and/or disrespectful of others.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
3.	If AT&T Company provides me access to its computer systems, I agree (a) to use such systems in a professional manner, (b) to use such systems only for business purposes and solely for the purposes of performing under the agreement named below, (c) to use such systems in compliance with AT&T Company’s applicable standards and guidelines for computer systems use, and (d) to use password devices, if applicable and if requested by AT&T Company. Without limiting the foregoing, AT&T Company property, including but not limited to Intranet and Internet services, shall not be used for personal purposes or for any purpose which is not directly related to the business which is the subject of the agreement named below. I acknowledge and agree that I must have a valid AT&T Company business reason to access the Intranet and/ or the Internet from within AT&T Company’s private corporate network.
III.	Administrative Terms
1.	This Agreement shall be effective as of the date executed below, and shall remain in effect notwithstanding my termination of employment with Supplier or termination of my work at AT&T Company.
2.	In the event that any provision of this Agreement is held to be invalid or unenforceable, then such invalid or enforceable provisions shall be severed, and the remaining provisions shall remain in full force and effect to the fullest extent permitted by law.
I have read, understand and agree to abide by this Agreement.

By:	Date:

Print Name:	Social Security #:

Address:

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Appendix AA — Background Checks
a.	Definitions. As used in this Appendix, the terms set forth below shall have the following meanings:
1.	Access shall mean direct or indirect access, whether physical, virtual, or otherwise, to any of AT&T’s employee or customer Information or any of AT&T’s or AT&T’s customer’s (i) premises, (ii) systems or software, or (iii) networks.

2.	Background Check, with respect to any Supplier Person, shall mean:
Supplier’s;
(a) [*],
(b) [*],
(c) [*], and
(d) [*].
3.	Arraigned or Convicted, with respect to a Supplier Person, shall mean that such person is awaiting trial for or has been convicted (i) of a felony, or (ii) of a misdemeanor involving (a) violence, (b) sexually related conduct, or (c) burglary, theft, fraud or other financial crimes.

4.	Claims shall mean claims, investigative actions, suits, or proceedings for Losses.
5.	Criminal Background Check, with respect to any Supplier Person, shall mean (i) a criminal background check of such person covering each [*], and (ii) a search of each Registry to determine whether such person is identified as a Sex Offender.
6.	Drug Screen, with respect to any Supplier Person, shall mean the testing of such person for the use of illicit drugs, including the cannabinoids, cocaine, amphetamines, opiates, and phencyclidine.
7.	Identification Credentials, with respect to any Supplier Person, shall mean indicia of such person’s identity, including his or her date of birth, Social Security Number (and/or, if applicable, other national identification number), country of citizenship (and, if applicable, status in U.S. as an alien permanent resident, holder of an HB1 visa, etc.), and employment history during the Period.
8.	Include (all forms thereof) shall mean include without limitation by virtue of enumeration.
9.	Losses shall mean losses, damages, fines, penalties, liabilities (e.g., settlements and judgments) and expenses (e.g., interest, court costs, and reasonable attorneys’ and other third party fees and expenses and other litigation expenses) that may be or actually are suffered, incurred, or sustained by AT&T or to which AT&T becomes subject.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
10.	Period, with respect to Supplier’s Background Check of any Supplier Person, shall mean the [*] years preceding such background check.

11.	Registry shall mean each registry or compilation, including each website, maintained by each federal or state agency that identifies or sets forth a registry of convicted Sex Offenders.

12.	Resolved, with respect to any arrest or conviction reported by a Supplier Person to Supplier or Supplier’s subcontractor or agent, shall mean that Supplier has reviewed such arrest or conviction and has taken appropriate action with respect thereto.

13.	Self-Reporting, with respect to any Supplier Person, shall mean formal written requirements and procedures of Supplier or Supplier’s subcontractor or agent that require such person to report arrests and convictions to Supplier or such subcontractor or agent.

14.	Sex Offender shall mean any person identified or registered as a convicted sex offender in any Registry.

15.	Supplier Person shall mean each employee or temporary worker of (i) Supplier, (ii) each subcontractor of Supplier, and (iii) each agent of Supplier.

16.	Specified Service shall mean any Service that permits or requires Access.
b.	Background Checks of Supplier Persons Performing Specified Services
1.	In each case to the extent permissible under applicable law, including any such law governing the rehabilitation of offenders or restricting the disclosure of drug-screening results —
i.	Initial Background Check. Supplier shall conduct an initial Background Check of each Supplier Person whom Supplier proposes to have perform any Specified Service

ii.	[*]; Officer Certification. Supplier shall thereafter [*] conduct a Criminal Background Check of each Supplier Person performing any Specified Service (unless such person is subject to Self-Reporting and Supplier has Resolved any arrest or conviction reported by such person). Supplier shall cause one of its officers to certify to AT&T Supplier’s compliance with this section b(1)(ii) in the form set forth below. Supplier shall send such certification to the AT&T contact for notices set forth in the Agreement.

iii.	Supplier Indemnification of AT&T. Supplier shall indemnify, defend and hold harmless AT&T from any Claims, resulting from, arising out of, or relating to Supplier’s use of any Supplier Person to perform any specific service who has been Arraigned or Convicted or identified on a Registry as a Sex Offender prior to, as applicable, (i) performing such Specified Service, or (ii) Supplier’s annual Criminal Background Check of such person.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
2.	Supplier Representation as to Drug Screening, Arraignments and Convictions, Sex Offenses. Supplier (i) represents and warrants that no Supplier Person who Supplier proposes to have perform any Specified Service presented a positive drug screen, has been Arraigned or Convicted, or is identified on any Registry as a Sex Offender, and (ii) shall not permit any Supplier Person, who has presented a positive drug screen, or who has been Arraigned or Convicted, or who has been identified on any Registry as a Sex Offender, to perform any Specified Service.

3.	Supplier Responsibilities with respect to Supplier Person’s Identification Credentials.
i.	Supplier shall make all reasonable efforts to ensure that no Supplier Person who Supplier proposes to have perform any Specified Service, (i) falsifies any of his or her Identification Credentials, or (ii) fails to disclose any information in the hiring process relevant to the performance of such Services.

ii.	Supplier shall not permit to perform any Specified Service, but shall instead immediately remove from the performance thereof, any such person who has falsified any Identification Credential or failed to disclose any such information.

iii.	Supplier shall indemnify, defend and hold harmless AT&T from any Claims for Losses, resulting from, arising out of, or relating to Supplier’s use of any Supplier Person to perform any specific service who has falsified any such Identification Credential.
Certification of Compliance — [*] Criminal Background Check
Startek, Inc. (“Supplier”) and AT&T Services, Inc. (“AT&T”) are parties to Agreement No. (insert number) dated [insert date of Agreement] (the “Agreement”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.
The Appendix to the Agreement entitled “Background Checks” (the “Background Check Provision”) provides that Supplier shall annually cause one of its officers to certify Supplier’s compliance with section b(1)(ii) of the Background Check Provision.
Pursuant to the requirements of the Background Check Provision, I hereby certify that Supplier is in compliance with section b(1)(ii) thereof and, specifically, with respect to each Supplier Person performing any Specified Service, either (a) Supplier has within the past [*] conducted a Criminal Background Check and no such person has been Arraigned or Convicted or identified on a Registry as a Sex Offender, or (b) during the past [*] such person has been subject to Self-Reporting and Supplier has Resolved any arrest or conviction reported by such person.

By
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C

Name [printed]

Title [printed]

Date [printed]
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Exhibit A — AT&T Code of Conduct
1. Every Supplier has the responsibility of dealing fairly with AT&T’s Customers, past and present, fellow AT&T Suppliers and authorized sales representatives and the general public.
2. Each Supplier has the responsibility of adhering to generally accepted standards of accuracy, truth and good taste at all times. No Supplier shall be placed in a position where the Supplier’s interest is, or may be, in conflict with duty to the Customer.
3. Each Supplier shall safeguard the confidences of both present and former AT&T Customers, and shall not accept retainers that may involve the disclosure or use of these confidences to the disadvantage or prejudice of such Customers.
4. Each Supplier shall always strive to communicate clearly with customers, and treat them with respect. In some instances, our competitors are also our customers, and it is our duty to treat them with the same level of courtesy and respect as we use in dealing with the rest of our customers.
5. No Supplier shall intentionally disseminate false or misleading information, and each Supplier is obligated to use as much care as is humanly possible to avoid dissemination of false or misleading information.
6. Supplier will not represent themselves as an employee of AT&T.
7. Supplier agrees that any fraudulent conduct by it’s employees must be identified and investigated immediately and brought to the attention of AT&T. Fraudulent or illegal conduct includes, but is not limited to, any oral or written misrepresentation of facts, misappropriation of funds, theft, improper reporting of sales or expenses, or any other dishonest acts, done while working for Supplier.
8. No Supplier shall intentionally injure the professional reputation or practice of AT&T or another AT&T Supplier or authorized sales representative. However, if a Supplier has evidence that another Supplier vendor has been guilty of unethical, illegal or unfair practices, including practices in violation of this Code, the Supplier is obligated to present the information to the proper representative of AT&T for action and in accordance with the terms and conditions set forth in this Agreement or the applicable services sales agreement.
9. No Supplier shall accept fees, compensations, or any other valuable consideration in connection with those Services provided herein from anyone other than AT&T.
10. A Supplier shall, as soon as possible, sever the relationship with any agent or representative when the Supplier knows or should know that continued employment would require the Supplier to conduct itself contrary to the good conduct principles of this Code.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
11. Supplier agrees to take necessary steps to ensure employees are not involved in fraudulent practices, including, but not limited to, cramming or slamming. “Cramming” occurs when a Customer is charged for products or services they have not ordered or may not have ever received. “Slamming” is the unauthorized and illegal changing of a Customer’s telecommunications service provider without his or her knowledge or permission. Supplier must obtain clear, explicit consent from customers before making any additions or changes to their service or accounts. Supplier must report any information concerning slamming and cramming to their supervisor and to AT&T immediately.
12. Supplier agrees it will not create sales that do not provide value to the customer and the Company, or manipulate the commission system.
13. Supplier shall not provide any discounts, bonus payments, cash or non-cash incentives to a Customer for the sale of a Service covered under this Agreement except those included in AT&T tariffs and pricing plans.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Exhibit B — Texas Code of Conduct
CHAPTER 26. SUBSTANTIVE RULES APPLICABLE TO TELECOMMUNICATIONS SERVICE PROVIDERS Subchapter F. REGULATION OF TELECOMMUNICATIONS SERVICE. §26.133. Business and Marketing Code of Conduct for Certificated Telecommunications Utilities (CTUs).
(a) Purpose. The purpose of this section is to establish a code of conduct in order to implement Public Utility Regulatory Act (PURA) §51.001 and §64.001 relating to fair business practices and safeguards against fraudulent, unfair, misleading, deceptive, or anticompetitive practices in order to ensure quality service and a competitive market.
(b) Application. This section applies to all certificated telecommunications utilities (CTUs), as defined in §26.5 of this title (relating to Definitions), and CTU employees. This section also applies to all authorized agents of the CTU.
(c) Communications. (1) A CTU employee or authorized agent shall conduct communications with competitors and competitors’ end-user customers with the same degree of professionalism, courtesy, and efficiency as that performed on behalf of their employer and end-user customers.
(2) A CTU employee or authorized agent, while engaged in the installation of equipment or the rendering of services (including the processing of an order for the installation, repair or restoration of service, or engaged in the actual repair or restoration of service) on behalf of a competitor shall not make statements regarding the service of any competitor and shall not promote any of the CTU’s services to the competitor’s end-user customers.
(d) Corporate advertising and marketing.
(1) A CTU, CTU employee or authorized agent shall not engage in false, misleading or deceptive practices, advertising or marketing with respect to the offering of any telecommunications service.
(2) A CTU, CTU employee or authorized agent shall not falsely state or falsely imply that the services provided by the CTU on behalf of a competitor are superior when purchased directly from the CTU.
(3) A CTU, CTU employee or authorized agent shall not falsely state or falsely imply that the services offered by a competitor cannot be reliably rendered, or that the quality of service provided by a competitor is of a substandard nature.
(4) A CTU, CTU employee or authorized agent shall not falsely state nor falsely imply to any end-user customer that the continuation of any telecommunications service provided by the CTU is contingent upon ordering any other telecommunications service offered by the CTU. This section is not intended to prohibit a CTU from offering, or enforcing the terms of, any bundled or packaged service or any other form of pricing flexibility permitted by PURA and commission rules.
(e) Information sharing and disclosure.
(1) Pursuant to the federal Telecommunications Act §222(a), each CTU has a duty to protect the confidentiality of proprietary information of, and relating to, other CTUs.
(2) Pursuant to the federal Telecommunications Act §222(b), each CTU that receives or obtains proprietary information from another CTU for purposes of providing any telecommunications service shall use such information only for such purpose, and shall not use such information for its own marketing efforts or any other unauthorized purpose.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
(f) References to other Chapter 26 substantive rules. The following commission rules also affect the conduct of CTU employees and authorized agents. All CTU employees and agents must be trained to comply with the specific substance of these rules which affect their employment responsibilities. Copies of specific commission rules shall be made available by the CTU to any employee or agent upon their request. The applicability of each of the following sections is unaffected by the reference in this section and does not relieve any CTU of its responsibility to abide by other applicable commission rules.
(1) Section 26.21 of this title (relating to General Provisions of Customer Service and Protection Rules);
(2) Section 26.31 of this title (relating to Disclosures to Applicants and Customers); (3) Section 26.32 of this title (relating to Protection Against Unauthorized Billing Charges (“Cramming”));
(4) Section 26.37 of this title (relating to Texas No-Call List);
(5) Section 26.122 of this title (relating to Customer Proprietary Network Information (CPNI));
(6) Section 26.126 of this title (relating to Telephone Solicitation); and
(7) Section 26.130 of this title (relating to Selection of Telecommunications Utilities).
(g) Adoption and dissemination.
(1) Every CTU or authorized agent shall formally adopt and implement all applicable provisions of this section as company policy, or modify existing company policy as needed to incorporate all applicable provisions, within 90 days of the effective date of this section. A CTU shall provide a copy of its internal code of conduct required by this section to the commission upon request.
(2) Every CTU or authorized agent shall disseminate the applicable provisions of this section to all existing and new employees and agents, and take appropriate actions to both train employees and enforce compliance with this section on an ongoing basis. Every CTU shall document every employee’s and agent’s receipt and acknowledgement of its internal policies required by this section, and every CTU shall make such documentation available to the commission upon request.
(h) Investigation and enforcement.
(1) Administrative penalties. If the commission finds that a CTU has violated any provision of this section, the commission shall order the utility to take corrective action, as necessary, and the utility may be subject to administrative penalties and other enforcement actions pursuant to PURA, Chapter 15.
(2) Certificate revocation. If the commission finds that a CTU is repeatedly in violation of this section, and if consistent with the public interest, the commission may suspend, restrict, or revoke the registration or certificate of the CTU.
(3) Coordination with the Office of the Attorney General. The commission shall coordinate its enforcement efforts regarding the prosecution of fraudulent, misleading, deceptive, and anticompetitive business practices with the Office of the Attorney General in order to ensure consistent treatment of specific alleged violations.
Supplier Representative
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Contact Call Center Agreement
Startek, Inc. — General Agreement 20070105.006.C
Acknowledgment of Codes of Conduct:

Supplier Representative	Date
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Agreement Number 20070105.006.C
Attachment 1

Attachment 1. Business Continuity/Disaster Recovery Checklist
In alignment with AT&T Business Continuity/Disaster Recovery (BC/DR) planning standards, the following checklist includes, at a minimum, recovery topics that should be defined and documented in Supplier’s BC/DR plan.

Item	Yes	No	N/A
Description of services provided to AT&T
DR Plan description
DR Plan scope & assumptions
Disaster declaration procedures and notification

Recovery Strategy and Objectives (describe the strategy to meet the stated/concurred to recovery objectives), including but not limited to:

• Recovery Point Objective (RPO) — Logical data processing point that must be re-established prior to resuming ongoing processing at a recovery site, if applicable
•   Recovery Time Objective (RTO) — Period of time elapsed between declaration of a disaster and the time a specific function or application must reach its RPO, and thus be ready to resume operation at the recovery site, as concurred to by AT&T

• Level of Service Objective (LSO) — After a disaster, this identifies the acceptable percentage of recovered business functionality, as concurred to by AT&T

DR Teams — define and document each team required for the following:

• Team mission, roles and responsibilities
Membership, roles, responsibilities and contact information (primary and alternate reach numbers)
• Alternate team members and contact information (primary and alternate reach numbers)
• Vendor and customer contact information (primary and alternate reach numbers)

Address applicability of any or all of the critical supporting infrastructure components required to execute the DR Plan:

• Work Center (including people, equipment, work shifts, etc.)
• Applications/Systems
• Platform (including hardware and software)
• Network (including voice, data, connectivity)
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Agreement Number 20070105.006.C
Attachment 1

• Data & Vital Records

Data Backup

• Define the backup strategy required to ensure the recovery of data (customer and operational) in support of the RPO objectives, if applicable
• If applicable, define off site storage procedures/ requirements (proximity of “10+” miles from primary site.)

Recovery Procedures

• Document notification procedures and response requirements
• Document the recovery process activity flow
• Recovery procedure/task timeline
• Contacts for response and notification
• Recovery escalation procedures and contact names and reach information (primary and alternate reach numbers)
• Recovery site(s) location information, and expected operational readiness status
• Define any Service Level Agreement (SLA) impact on resource requirements at recovery site(s), if performed by third party

DR Plan Exercise — to include the following:

• Exercise schedule (annual exercise required)
• Exercise scope, strategy and objectives (including RTO, RPO, LSO and functional components at the detailed level)
• Exercise expected results, limitations and assumptions
• Exercise results, criterion for determining success/failure as well as RTO, RPO, LSO, functional components at the detailed level as well as correction action identification
• Related exercise history and corrective action history

DR Plan Maintenance — to include the following:

• Plan maintenance schedule & log
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.